Exhibit 10.1


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            FAREQUEST HOLDINGS, INC.,

                              WILLIAM A. GOLDSTEIN,

                             WTI ACQUISITION, INC.,

                                       AND

                           RCG COMPANIES INCORPORATED


                          DATED AS OF NOVEMBER __, 2004

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER is dated as of November __, 2004 (the "AGREEMENT"), by and among FAREQUEST HOLDINGS, INC., a Delaware corporation ("FAREQUEST"), WILLIAM A. GOLDSTEIN, an individual resident of the State of Georgia and the major Stockholder of Farequest ("SELLER"), RCG COMPANIES INCORPORATED, a Delaware corporation ("RCG"), and WTI ACQUISITION, INC., a Delaware corporation ("SUB"), which is a direct wholly-owned subsidiary of RCG. Farequest and SUB are hereinafter sometimes collectively referred to as the "CONSTITUENT CORPORATIONS."

                                    RECITALS

      A. The Boards of Directors of Farequest, RCG and SUB deem it advisable and in the best interests of each corporation and its respective stockholders that Farequest and RCG combine in order to advance their long-term business interests, all upon the terms and subject to the conditions of this Agreement.

      B. It is intended that the combination be effected by a merger of SUB with and into Farequest with Farequest surviving as a wholly-owned subsidiary of RCG and the stockholders of Farequest becoming stockholders of RCG, which for Federal income tax purposes shall be a tax-free reorganization as described in the Internal Revenue Code of 1986, as amended (the "CODE").

      NOW,   THEREFORE,   in  consideration  of  the  premises  and  the  mutual
representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

      Section 1.1. The Merger.

            (a) In accordance with the provisions of this Agreement and the Delaware General Corporation Law ("DGCL"), at the Effective Time, SUB shall be merged (the "MERGER") with and into Farequest, and Farequest shall be the surviving corporation (hereinafter sometimes called the "SURVIVING CORPORATION") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be Farequest Holdings, Inc. At the Effective Time, the separate existence of Farequest shall cease.

            (b) In  accordance  with  Section 259 of the DGCL,  the Merger shall terminate the separate existence of Farequest and SUB, as constituent corporations of the Merger and the Surviving Corporation shall have such rights and obligations as are provided for under the DGCL.

      Section 1.2. Effective Time. The Merger shall become effective at the time of filing of, or at such later time as specified in, a certificate of merger, in the form required by and executed in accordance with the DGCL and with the Secretary of State of the State of Delaware in accordance with the provisions of
Section 251 of the DGCL (the "CERTIFICATE OF MERGER"). The date and time when the Merger shall become effective is herein referred to as the "EFFECTIVE TIME."

      Section 1.3. Certificate of Incorporation and Bylaws of Surviving Corporation. The Certificate of Incorporation and Bylaws of Farequest as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by law.

      Section 1.4. Directors and Officers of Surviving Corporation.

            (a) The directors of the Surviving Corporation at the Effective Time shall be Mike Pruitt and William A. Goldstein or such other individuals as the parties hereto shall mutually agree upon in writing prior to the Effective Time, consistent with this Agreement and will hold office from and after the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law or until their earlier resignation or removal.

            (b) The officers of Farequest immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and each will hold office from and after the Effective Time until their respective successors are duly appointed and qualified in the manner provided in the Bylaws of the Surviving Corporation or as otherwise provided by law or until their earlier resignation or removal.

            (c) As of the Effective  Time the Board of Directors  shall be eight
(8) members as set forth on Schedule 1.4(c). William A. Goldstein shall have been appointed as Chairman of the Board of Directors.

      Section 1.5. Escrow Agreement. At the Closing, RCG and the Stockholders' Representative, on behalf of the stockholders of Farequest shall enter into an escrow agreement, by and among RCG, the Escrow Agent and the Stockholders Representative, on behalf of the Farequest stockholders substantially in the form attached as Exhibit 1.5 (the "ESCROW AGREEMENT"). At the Closing, RCG shall deliver to the Escrow Agent the Escrow Shares which shall be held in an escrow account in accordance with the terms of the Escrow Agreement for purposes of securing the stockholders' indemnification obligations hereof. The Escrow Shares that remain at the end of the term of the escrow period that is then not subject to an unresolved claim pursuant to the Escrow Agreement shall be distributed to the Farequest stockholders in proportion to their respective ownership interests.

      Section 1.6. Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that consistent with the terms of this Agreement any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out the purposes of this Agreement, the officers and directors of the Surviving
Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II

                              CONVERSION OF SHARES

      Section 2.1. Effect on Farequest Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

            (a) Every share of  Farequest's  common  stock,  par value $.001 per share (the "FAREQUEST SHARES"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive (i) a share of RCG common stock, $.04 par value per share multiplied by the Exchange Ratio (the "RCG COMMON STOCK"), which will result in an aggregate of 17,321,146 shares to be issued as of the Effective Time (the result of which the holders of the Farequest Shares shall own initially 45% of the outstanding common stock of RCG as of the Effective Time), (ii) a right to receive additional shares of RCG Common Stock if and when there are issuances of shares of RCG Common Stock upon the conversion of the Series A 6% Convertible Preferred Stock of RCG (the "CONTINGENT SHARES" as defined below) and (iii) a pro rata interest in a Promissory Note in the form attached hereto as Exhibit 2.1(a) (the "PROMISSORY NOTE"), payable, within one year of the Effective Time, at the option of RCG, in either (A) an amount in cash equal to the lesser of (x) $6,037,872.00 or (y) 19% of the value of the total maximum consideration payable under this Section 2.1(a), with the RCG Common Stock valued for this purpose at Market Value at the Effective Time, or (B) 3,018,936 shares of RCG Common Stock (resulting in the issuance of shares that when aggregated with all the RCG Common Stock issued to holders of Farequest Shares in the Merger, result in the Farequest stockholders immediately prior to the Effective Time owning the equivalent of 49% of the outstanding common stock of RCG as of the Effective Time). The Promissory Note shall bear interest at four percent (4%) per annum. Any interest shall be payable at maturity at RCG's option in either cash or RCG Common Stock valued at the greater of (i) $2.00 per share or (ii) Market Value at the maturity date. Ten percent (10%) of the number of shares of RCG Common Stock each Farequest stockholder is entitled to receive based upon clause (i) shall be placed in escrow (the "FAREQUEST ESCROW SHARES") and distributed in accordance with the terms of the Escrow Agreement. The Option Proportion of (i) the total number of shares of RCG Common Stock to be delivered to the Farequest stockholders and
(ii) the Contingent Shares to be delivered to the Farequest stockholders, and the Promissory Note, shall be placed in an additional escrow account ("ADDITIONAL ESCROW ACCOUNT") whose sole purposes are to satisfy the rights of any option or warrant holders upon any exercise of options or warrants held by Farequest option or warrant holders identified on Schedule 2.1(a) and to administratively distribute the proceeds from the Promissory Note to the Farequest stockholders after its maturity date and in accordance with the terms of the Additional Escrow Account. Such Additional Escrow Account shall be sufficient to satisfy the exercise of all outstanding options and warrants of Farequest, including any anti-dilution provisions thereof. For purposes of this Agreement, the "CONTINGENT Shares" shall mean for each Farequest Share, the fraction of an RCG share of Common Stock equal to the quotient of (I) the Additional RCG Shares, divided by (II) the number of Farequest Shares outstanding as of the Effective Time, that are issuable to the holder thereof from time to time in accordance with Section 2.4 below to keep the Farequest stockholders' ownership percentage from being diluted by the issuance of any shares of RCG common stock issuable upon conversion of the Series A 6% Convertible Preferred Stock of RCG. For purposes of this Agreement, "ADDITIONAL RCG SHARES" shall mean that number of shares determined by multiplying (x) the number of shares of RCG common stock issued upon the conversion of the Series A 6% Convertible Preferred Stock of RCG from time to time on or before the date that is five (5) years following the Effective Time, by (y) .96. For avoidance of doubt Exhibit 2.1(b) shall set forth an example of this calculation.

            (b) All Farequest Shares shall be canceled and retired, and each certificate representing any such Farequest Shares shall thereafter (i) represent only the right to receive the RCG Common Stock, the Contingent Shares and the Promissory Notes issuable in exchange for such Farequest Shares and (ii) entitle the holder thereof to vote with respect to, and receive dividends ,if declared, on, such number of shares of RCG Common Stock which such holder is entitled to receive in exchange for such certificates, provided that dividends shall be paid to such holder, without interest, only upon surrender of certificates in accordance with Section 2.4.

            (c) Notwithstanding anything to the contrary in this Agreement, any holder of Farequest Shares who shall exercise the rights of a dissenting stockholder pursuant to and strictly in accordance with the provisions of
Section 262 of the DGCL shall be entitled to receive only the payment therein provided for and shall not be entitled to receive RCG Common Stock. Such payment shall be made directly by the Surviving Corporation.

            (d) In the event of any change in RCG Common Stock by reason of any stock split, readjustment, stock dividend, or similar event including, any such change after the Effective Time, the amounts set forth in Section 2.1 shall be appropriately adjusted.

      Section 2.2. Effect on Farequest Options and Warrants. Every Farequest option or warrant issued and outstanding immediately prior to the Effective Time shall be revised to provide that any outstanding options or warrants shall only be exercisable for the aggregate per share merger consideration including the shares of RCG Common Stock, Contingent Shares and a pro rata interest in the proceeds of the Promissory Note held in the Additional Escrow Account. At the Effective Time, the Stockholder Representative, on behalf of the Farequest stockholders, option holders and warrant holders, RCG and Ron Atkinson and Marc Bercoon (the "ADDITIONAL ESCROW AGENT") shall enter into an escrow agreement substantially in the form of Exhibit 2.2 hereof (the "ADDITIONAL ESCROW AGREEMENT") and establish the Additional Escrow Account. At the Effective Time, RCG shall deliver to the Additional Escrow Agent the Option Proportion of the total number of shares of RCG Common Stock to be delivered to the Farequest stockholders[, a certificate representing the Contingent Shares] and an Option Proportion interest in the Promissory Note, as directed by the Stockholders' Representative, which also shall be held in an escrow account in accordance with the terms of the Additional Escrow Agreement for the purpose of permitting the Farequest option and warrant holders listed on Schedule 2.1(a) to exercise their options and warrants in return for shares of RCG common stock (including their interest in the Contingent Shares) and their pro rata interest in the Promissory Note. The number of shares of RCG Common Stock (including the related interest in the Contingent Shares) and interest in the Promissory Note remaining at the end of the escrow period that are not subject to a claim of a Farequest option or warrant holder shall be distributed, pursuant to the terms of the Additional Escrow Agreement, to the Farequest stockholders (including those who received RCG Common Stock from the Additional Escrow Account), in proportion to their respective percentage interests immediately prior to the Effective Time, assuming for this purpose that option and warrant holders who exercised their options and warrants in the Additional Escrow Account had exercised such options and warrants immediately prior to the Effective Time .

      Section 2.3. SUB Common Stock. Each share of common stock, $.01 par value, of SUB issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be converted into and become one fully paid and non assessable share of common stock, $0.01 par value, of the Surviving Corporation.

      Section 2.4. Exchange Procedures.

            (a) RCG shall authorize its transfer agent to act as exchange agent hereunder (the "EXCHANGE AGENT") for the purposes of exchanging certificates representing Farequest Shares, the Contingent Shares, the Promissory Note and shares of RCG Common Stock. Reasonably contemporaneous with the Effective Time, RCG shall deposit with the Exchange Agent, in trust for the holders of Certificates (as defined in Section 2.4(b) below), certificates representing the shares of RCG Common Stock issuable pursuant to Section 2.1(a) in exchange for Farequest Shares, less the Farequest Escrow Shares that RCG is required to deposit into the escrow in accordance with the Escrow Agreement (the "FAREQUEST CLOSING CERTIFICATES").

            (b) Promptly after the Effective Time, the Exchange Agent shall mail or cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Farequest Shares (the "CERTIFICATES"), a letter of transmittal and instructions for use in effecting the surrender of the Certificates for exchange therefore. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefore that number of shares of RCG Common Stock (less any Farequest Escrow Shares that RCG is required to deposit into the escrow in accordance with the Escrow Agreement) together with the Contingent Share and an interest in the Promissory Note which such holder has the right to receive under Section 2.1(a) and such Certificate shall forthwith be canceled. If any such shares are to be issued to a Person other than the Person in whose name the Certificate surrendered in exchange therefore is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a Person other than the registered holder of the Certificate surrendered or such Person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

            Following the Effective Time, RCG will cause its Exchange Agent to issue to the Farequest stockholders any shares of RCG Common Stock issuable as a result of the Contingent Shares granted hereunder upon each of the following events: (a) each instance in which RCG issues an aggregate of 1,000,000 shares of its common stock as a result of the conversion from time to time by the holders of RCG's Series A 6% Convertible Preferred Stock; (b) the first day of each calendar quarter following the Effective Time, except if the fair market value of the RCG Common Stock to be issued for the Contingent Shares as of such date is less than $200,000, then such issuance may be delayed to the first day of that next following calendar quarter; (c) not less than five (5) days prior to any time RCG or its Board of Directors declares a record date entitling holders of its common stock to vote in any annual or special meeting of its Stockholders; provided, however, that notwithstanding the foregoing, any shares required to be issued as a result of the Contingent Shares shall be issued no later than the date that is five (5) years following the Effective Time (the date upon which each issuance is triggered being referred to as a "CONTINGENT SHARE EVENT"). Upon the occurrence of a Contingent Share Event, RCG shall cause its transfer agent to distribute the number of shares of RCG common stock that are issuable pursuant to the terms of the Contingent Shares and this Agreement based upon the cumulative number of shares of RCG Series A 6% Convertible Preferred Stock converted into RCG common stock at such time less any shares of RCG Common Stock previously distributed to the Farequest stockholders as a result of the Contingent Shares.


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

            (c) No dividends or other distributions with respect to the RCG Common Stock constituting all or a portion of the consideration payable to the holders of Farequest Shares shall be paid to the holder of any unsurrendered Certificate representing Farequest Shares until such Certificate is surrendered as provided for in this Section 2.4. Subject to the effect of applicable Laws, following such surrender, there shall be paid, without interest, to the record holder of the certificates representing RCG Common Stock (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable prior to or on the date of such surrender with respect to such whole shares of RCG Common Stock, less the amount of any withholding taxes which may be required thereon under any provision of federal, state, local or foreign tax law and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to the date of surrender and a payment date subsequent to the date of surrender payable with respect to such shares of RCG Common Stock, less the amount of any withholding taxes which may be required thereon under any provision of federal, state, local or foreign tax law. Any fractional shares shall be rounded up to the next whole share.

            (d) Any portion of the RCG Common Stock made available to the Exchange Agent pursuant to Section 2.4(a) that remains unclaimed by the holders of Farequest Shares six (6) months after the date on which Certificates representing such shares were deposited with the Exchange Agent by RCG shall be returned to RCG and any such holder who has not exchanged his, her or its Farequest Shares in accordance with this Section 2.4 prior to that time shall thereafter look only to RCG for his, her or its claim for RCG Common Stock, and applicable dividends or other distributions. Neither RCG nor SUB shall be liable to any holder of Farequest Shares with respect to any RCG Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (e) If any Certificate representing Farequest Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by RCG, an indemnification undertaking, without the necessity of posting of a bond, against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the consideration payable under Section 2.1(a) and, if applicable, any unpaid dividends and distributions on shares of RCG Stock deliverable in respect thereof including taking account for any stock dividend, stock split or other such action relating to the RCG shares, in each case pursuant to this Agreement.

      Section 2.5. Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of Farequest or the Surviving Corporation of Farequest Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article II.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF FAREQUEST AND SELLER

      Farequest hereby represents and warrants the following:

      Section 3.1. Corporate Organization; Authority.

            (a) Each of Farequest and its subsidiaries (the "FAREQUEST SUBSIDIARIES") is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to (i) own, lease, operate or otherwise hold its properties and assets and to carry on its business as now being conducted and (ii) execute, deliver and perform its obligations under this Agreement and the other agreements and instruments to be executed and delivered by it hereunder or in connection herewith and to carry out its respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by Farequest and the Farequest Subsidiaries hereunder or in connection herewith, and the consummation by it of the transactions contemplated hereby, subject to obtaining approval of the Farequest stockholders, have been duly authorized by all necessary corporate and other actions of Farequest and the Farequest Subsidiaries pursuant to and in accordance with the Laws governing Farequest and the Farequest Subsidiaries.


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

            (b) Each of the Farequest and the Farequest Subsidiaries is duly qualified or licensed and in good standing as a foreign corporation, authorized to do business under the Laws of each jurisdiction where the character of the properties owned, leased or used by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, would not have a Material Adverse Effect on Farequest.
Schedule 3.1(b) sets forth a true, complete and correct list of all jurisdictions in which each of the Farequest and the Farequest Subsidiaries is presently qualified or licensed to do business.

            (c) True, correct and complete copies of the certificate of incorporation of Farequest (the "FAREQUEST CHARTERS") and bylaws of Farequest (the "FAREQUEST BYLAWS") and the charter documents and bylaws (and all amendments thereto), of each of the Farequest Subsidiaries, each as currently in effect, have been delivered to RCG. Farequest is not in violation of any term of the Farequest Charter or the Farequest Bylaws. None of the Farequest Subsidiaries is in violation of any term of its charter documents or bylaws.

            (d) This Agreement and the other agreements and instruments to be executed and delivered by Farequest and the Farequest Subsidiaries hereunder or in connection herewith have been or will be duly executed and delivered by Farequest and the Farequest Subsidiaries, and constitute or will constitute valid and binding obligations of Farequest and the Farequest Subsidiaries, enforceable against Farequest and the Farequest Subsidiaries in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar Laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      Section 3.2. Capitalization.

            (a) The authorized, issued and outstanding capital stock of Farequest consists of shares of capital stock as set forth on Schedule 3.2(a). All of the capital stock has been duly authorized and validly issued, and are fully paid and nonassessable. None of the securities have been issued in violation of any preemptive or subscription rights, or is subject to any preemptive or subscription rights. All of the capital stock has been issued in compliance with all applicable federal and state securities laws.

            (b) Schedule 3.2(b) sets forth a true, correct and complete description of the name, jurisdiction of organization or creation, authorized and outstanding capitalization and ownership thereof of each of the Farequest Subsidiaries. All of the issued and outstanding shares of capital stock or other equity or beneficial interests of the Farequest Subsidiaries (the "FAREQUEST SUBSIDIARY SHARES") are owned of record and beneficially by Farequest. Farequest has good and valid title to the Farequest Subsidiary Shares, free and clear of all Liens. Each issued and outstanding share of capital stock or other equity interests of each of the Farequest Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable, and has not been issued in violation of, and is not subject to, any preemptive or subscription rights. Other than the Farequest Subsidiaries, neither Farequest, nor the Farequest Subsidiaries, owns capital stock or other equity or beneficial interests in any entity.

            (c) Schedule 3.2(c) sets forth a true,  correct and complete list of all options, warrants or other rights, arrangements, agreements or other commitments of any kind whatsoever to which Farequest or any of the Farequest Subsidiaries obligating Farequest or any Farequest Subsidiary to grant, issue or sell any shares of the capital stock or equity or beneficial interest of any of Farequest or the Farequest Subsidiaries by sale, lease, license or otherwise. Farequest and the Farequest Subsidiaries have made available to RCG copies of all such agreements listed on Schedule 3.2(c). Except as set forth on Schedule 3.2(c), (i) there is no obligation, contingent or otherwise, of any of Farequest or the Farequest Subsidiaries to (A) repurchase, redeem or otherwise acquire any share of the capital stock or other equity or beneficial interests of any of Farequest or the Farequest Subsidiaries, or (B) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of any of Farequest or the Farequest Subsidiaries or any other Person; (ii) neither Farequest nor any of the Farequest Subsidiaries, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity or beneficial interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity or beneficial interests of any corporation or other entity; (iii) neither Farequest nor any Farequest Subsidiary is a party to any arrangement, contract or other commitment of any kind whatsoever (contingent or otherwise) pursuant to which any Person is or may become entitled to receive any payment from Farequest or the Farequest Subsidiaries based on the revenues or earnings, or calculated in accordance therewith, of Farequest or the Farequest Subsidiaries; (iv) neither Farequest nor any Farequest Subsidiary is a party to any arrangement, contract or other commitment of any kind whatsoever by which any of Farequest or the Farequest Subsidiaries, or any of their respective properties or assets, is bound with respect to the voting of any share of capital stock or other equity or beneficial interest of any of Farequest or the Farequest Subsidiaries; and (v) neither Farequest nor any Farequest Subsidiary is a party to and have not granted any outstanding rights, subscriptions, warrants, puts, calls, preemptive rights, options or other agreements, instruments or undertakings of any kind relating to any capital stock or other equity security of any of Farequest or the Farequest Subsidiaries, nor have they issued any security convertible into or exchangeable for any such capital stock or other equity or beneficial interest.

      Section 3.3. Financial Statements.

            (a) Attached as Schedule 3.3(a) are the audited consolidated balance sheets of Farequest and its consolidated Farequest Subsidiaries as of December 31, 2003 (the "2003 BALANCE SHEET"), together with audited consolidated statements of operations, stockholders' equity and cash flows for the period then ended, all certified by Farequest' independent public accountants, whose reports thereon are included therein (the "AUDITED FINANCIAL STATEMENTS").

            (b) Attached as Schedule 3.3(b) are the unaudited consolidated balance sheets of Farequest and its consolidated Farequest Subsidiaries as of September 30, 2004, together with the unaudited consolidated statement of operations, stockholders' equity and cash flows for the nine-month period then ended (the "SEPTEMBER FINANCIAL STATEMENTS").

            (c) Except as set forth on Schedule 3.3(c), the Audited Financial Statements and the September Financial Statements have been prepared from, and are in accordance, in all material respects, with the books and records of Farequest and the Farequest Subsidiaries, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto and except, in the case of the September Financial Statements, for normal year-end adjustments and the absence of footnote disclosure), and fairly present, in all material respects, the financial position and the results of operations, stockholders' equity and cash flows (and changes in financial position, if any) of Farequest and the Farequest Subsidiaries as of the times and for the periods referred to therein.

      Section 3.4.  Directors,  Officers,  Employees,  Employee  Benefit  Plans;
ERISA.

            (a) Schedule 3.4(a) contains a complete and accurate list as of the date hereof of the name, title, current annual base salary and bonuses paid or earned with respect to the last completed fiscal year for each current employee, independent contractor, director and officer of Farequest and the Farequest Subsidiaries.

            (b) Except as set forth in Schedule 3.4(b), since January 1, 2004, there has not been, nor to Farequest's Knowledge is there pending or threatened,
(i) any labor dispute between Farequest and the Farequest Subsidiaries and any labor organization, or any strike, slowdown, jurisdictional dispute, work stoppage or other similar organized labor activity involving any employee of Farequest and the Farequest Subsidiaries or affecting Farequest and the Farequest Subsidiaries or (ii) any union organizing, or election activity involving, any employee of Farequest and the Farequest Subsidiaries.

            (c) There exists no pending or to the Knowledge of Farequest, threatened lawsuit, administrative proceeding or investigation between any of Farequest and the Farequest Subsidiaries and any current or former director, officer or employee of Farequest and the Farequest Subsidiaries, including any claim for wrongful termination, breach of express or implied contract of employment or for violation of equal employment opportunity laws. There exists no pending or, to the Knowledge Farequest, threatened lawsuit, administrative proceeding or investigation of Farequest and the Farequest Subsidiaries or any employee thereof regarding allegations of hostile work environment, sexual discrimination or racial discrimination.

            (d) Schedule 3.4(d) sets forth a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, or any employment, severance, consulting or similar agreement, sponsored, maintained or contributed to or required to be contributed to, or entered into by Farequest or any Farequest Subsidiaries or any trade or business ("FAREQUEST ERISA AFFILIATE"), that together with Farequest would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, for the benefit of any employee or former employee, or director or former director, of Farequest or any Farequest Subsidiaries or any Farequest ERISA Affiliate, whether formal or informal (collectively, the "FAREQUEST PLANS"). Schedule 3.4(d) identifies each of the Farequest Plans that is an "employee benefit plan," as that term is defined in Section 3(3) of ERISA (such plans being hereinafter referred to collectively as the "FAREQUEST ERISA PLANS"). Except as set forth in Schedule 3.4(d), neither Farequest nor any Farequest Subsidiaries nor any Farequest ERISA Affiliate has any commitment to create any additional Farequest Plan or materially increase the benefits provided under any existing Farequest Plan.

            (e) No liability under Title IV of ERISA has been incurred by Farequest or any Farequest Subsidiaries or any Farequest ERISA Affiliate that has not been satisfied in full, and, to Farequest's Knowledge, no condition exists that presents a risk to Farequest or any Farequest Subsidiaries or any Farequest ERISA Affiliate of incurring a liability under Title IV of ERISA, other than liability for premiums due the PBGC (which premiums have been paid when due).

            (f) Farequest has not received written notice that the PBGC has instituted or intends to institute any proceeding to terminate any Farequest ERISA Plan, and to Farequest's Knowledge no condition exists which presents a risk that any such proceeding will be instituted.

            (g) No Farequest ERISA Plan is subject to Section 412 of the Code or Title IV of ERISA, and neither Farequest, any Farequest Subsidiaries nor any Farequest ERISA Affiliate has sponsored, maintained or contributed to any plan or arrangement subject to Section 412 of the Code or Title IV of ERISA during the past six (6) years. No Farequest ERISA Plan is a plan described in Section 4063(a) of ERISA.

            (h) Neither Farequest nor the Farequest Subsidiaries nor any Farequest ERISA Affiliate nor any Farequest ERISA Plan, nor any trust created thereunder nor, to Farequest's Knowledge, any trustee or administrator thereof, has engaged in a transaction in connection with which Farequest, any Farequest Subsidiaries, any Farequest ERISA Affiliate or any Farequest ERISA Plan, or any such trust or any trustee or administrator thereof or any party dealing with any Farequest ERISA Plan or any such trust, could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

            (i) Full payment has been made of all amounts that Farequest or any Farequest Subsidiaries or any Farequest ERISA Affiliate is required to pay under the terms of each Farequest ERISA Plan as of the last day of the most recent Plan year thereof ended prior to the date of this Agreement, and all such amounts properly accrued through the Effective Time with respect to the current plan year thereof will be paid by Farequest or the applicable Farequest Subsidiaries on or prior to the Closing Date or will be properly recorded in Farequest's combined financial statements in accordance with GAAP consistently applied.

            (j) Each Farequest Plan has been created, operated and administered in all material respects in accordance with its terms and in material compliance with applicable Laws, including, but not limited to, ERISA and the Code.

            (k) Each Farequest ERISA Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter to the effect that it is so qualified-and that the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code, and neither Farequest nor Seller is aware of any circumstances that would likely result in such Farequest Plan no longer being qualified. All such Farequest ERISA Plans have been amended for the Tax Laws commonly known as "GUST" and "EGTRRA" and each such Farequest ERISA Plan has been submitted to the Internal Revenue Service for a favorable determination letter within the remedial amendment period prescribed under GUST.

            (l) Except as set forth in Schedule 3.4(l), no Farequest Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of Farequest or any Farequest Subsidiaries or any Farequest ERISA Affiliate beyond their retirement or other termination of service (other than coverage mandated by applicable Laws), and neither Farequest nor any Farequest Subsidiaries nor any Farequest ERISA
Affiliate has any binding obligation to provide any employee or group of employees with any such benefits upon their retirement or termination of employment.

            (m) Except as set forth in Schedule 3.4(m), neither the execution and delivery of this Agreement by Farequest nor the performance by Farequest of this Agreement nor the consummation of the transactions contemplated hereby will
(i) entitle any current or former director, officer or employee of Farequest or the Farequest Subsidiaries or any Farequest ERISA Affiliate to severance pay, unemployment compensation or any other payment from Farequest or any Farequest Subsidiaries, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such director, officer or employee, or (iii) result in any prohibited transaction described in Section 406 of ERISA or
Section 4975 of the Code for which an exemption is not available. No amounts payable under the Farequest Plans will fail to be deductible for federal Income tax purposes by virtue of Section l62(a)(1) or 280G of the Code.

      Section 3.5. Intellectual Property.

            (a) As used herein, the term "INTELLECTUAL PROPERTY" means the following items, in each case held for use in, used in, or necessary for the businesses of Farequest and the Farequest Subsidiaries as currently conducted: trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively,
`TRADEMARKS"); patents and industrial designs (including any continuations, divisionals, continuations-in-part renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); Software; "mask works" (as defined under 17 U.S.C. ss.
901) and any registrations and applications for "mask works"; technology, trade secrets and other confidential information, know-how, proprietary processes, inventions, formulae, algorithms, models, and methodologies (collectively, "TRADE SECRETS"); and rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons, As used herein, the term "SOFTWARE" means any and all (i) computer programs (other than "off-the-shelf" or shrinkwrap software), including, but not limited to, any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (ii) computerized databases and compilations of data, and (iii) all documentation, including, but not limited to, user manuals and training materials, relating to any of the foregoing.

            (b) Schedule 3.5(b) sets forth a true, complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) trademark registrations, trademark applications and Internet domain names; and (iii) copyright and mask work registrations and copyright and mask work applications in each case owned by Farequest or the Farequest Subsidiaries.

            (c) Except as set forth on Schedule 3.5(c) or in accordance with the terms of any License Agreement described on Schedule 3.5(e), (i) Farequest or one of the Farequest Subsidiaries owns or has the right to use all Material Intellectual Property and, to Seller's or Farequest's Knowledge, all other Intellectual Property, free and clear of all Liens and Asset Liens and (ii) Farequest or one of the Farequest Subsidiaries is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed on Schedule 3.5(b), and
(iii) any Material Intellectual Property which is registered and owned by Farequest and the Farequest Subsidiaries has not been cancelled, expired or abandoned. With respect to any assets, rights or properties, an "ASSET LIEN" shall mean all restrictions, rights of first refusal, conditions, covenants and similar rights that materially impair the use of such asset, right or property by Farequest or the Farequest Subsidiaries in connection with the conduct of Farequest' or the Farequest Subsidiaries' businesses.

            (d) Schedule 3.5(d) sets forth, with respect to the Material Intellectual Property, a true, complete and accurate list of all Software (other than readily available, "off-the-shelf" commercial or shrinkwrap software programs having an acquisition price of less than $5,000) which is owned, licensed or leased by Farequest and the Farequest Subsidiaries, describing which Software is owned, licensed or leased, as the case may be. The Software owned and not licensed by Farequest and the Farequest Subsidiaries was developed by
(i) employees of Farequest or the Farequest Subsidiaries or (ii) independent contractors who have created such Software as "work for hire" (as such term is defined in 17 U.S.C. ss. 101) and/or assigned their rights in such Software to Farequest or the Farequest Subsidiaries by written agreement.

            (e) Schedule 3.5(e) sets forth a true, complete and accurate list of all agreements (whether oral or written, and whether between Farequest or inter-corporate) to which Farequest or the Farequest Subsidiaries is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Material Intellectual Property (other than licenses for readily available, "off-the-shelf" commercial or shrinkwrap software programs having an acquisition price of less than $5,000), or (ii) restricting Farequest' or the Farequest Subsidiaries' rights to use any Material Intellectual Property or, to Farequest's Knowledge, any other Intellectual Property, including, but not limited to, license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "LICENSE AGREEMENTS"). No royalties or other fees (other than fees of the appropriate agency or government office for maintaining and protecting the Material Intellectual Property or other Intellectual Property) are payable by Farequest or the Farequest Subsidiaries to any third parties for the use of or right to use any Material Intellectual Property. The License Agreements are valid and binding obligations of Farequest or the Farequest Subsidiaries, enforceable in accordance with their respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar Laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). To Farequest's Knowledge, there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by Farequest or the Farequest Subsidiaries or, to Farequest's Knowledge, the other party thereto, under any such License Agreements.

            (f)  Except  as  set  forth  on  Schedule  3.5(f),   to  Farequest's
Knowledge, there has been no prior use of the Trademarks by any third party that would confer upon said third party superior rights in such Trademarks.

            (g) Except as set forth on Schedule 3.5(g), there is no pending or, to Farequest's Knowledge, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority, in any jurisdiction, and neither Farequest nor the Farequest Subsidiaries have received notice regarding any of the foregoing, involving the Material Intellectual Property owned by Farequest or the Farequest Subsidiaries or, to Farequest's Knowledge, the Material Intellectual Property licensed to Farequest or the Farequest Subsidiaries, including, but not limited to, any claim, suit, arbitration or other adversarial proceeding alleging that the activities or the conduct of Farequest's or the Farequest Subsidiaries' business infringes upon, violates or constitutes the unauthorized use of the intellectual property or other proprietary rights of any third party or challenging Farequest's or the Farequest Subsidiaries' ownership or use of any Intellectual Property, or the validity, enforceability or registrability of any Intellectual Property owned by Farequest or the Farequest Subsidiaries.

            (h) To Farequest's Knowledge, no third party is misappropriating, infringing, diluting or violating any Material Intellectual Property and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by Farequest or the Farequest Subsidiaries.

            (i) To Farequest's  Knowledge,  the conduct of  Farequest's  and the
Farequest Subsidiaries' businesses as currently conducted does not misappropriate, infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) or dilute any intellectual property rights owned or controlled by any third party.

            (j) Except as set forth on Schedule 3.5(j), Farequest and the Farequest Subsidiaries take reasonable measures to protect the confidentiality of Trade Secrets which is material to Farequest. To Farequest's Knowledge, no Trade Secret which is material to Farequest has been disclosed or authorized to be disclosed to any third party other than pursuant to a written confidentiality and non-disclosure agreement. To Farequest's Knowledge, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof.

            (k) Except as set forth on Schedule 3.5(k), (i) the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of Farequest's rights to own, use, or bring any action for the infringement of any of the Material Intellectual Property, nor will such consummation require the consent of any third party in respect of any Material Intellectual Property and (ii) to Farequest's Knowledge, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of Farequest's rights to own, use, or bring any action for the infringement of any of the other Intellectual Property, nor will such consummation require the consent of any third party in respect of any other Intellectual Property. Except as set forth on Schedule 3.5(k), no current or former director, officer, employee, contractor or consultant of Farequest or the Farequest Subsidiaries (or any of its predecessors in interest) will, after giving effect to the transactions contemplated by this Agreement, own or retain any rights to use any of the Material Intellectual Property or, to Farequest's Knowledge, any Intellectual Property.

            (l) The NPorta License is in full force and effect and a valid and binding obligation of Farequest and NPorta enforceable against each of Farequest and NPorta according to its terms. No default or circumstance exists, with the giving of notice or the passage of time, or both, which would constitute a default by any party thereto to the NPorta license. The NPorta License shall provide at Closing for perpetual renewals at Farequest's option, at rates which are arms length rates, but no less than the rates currently payable by Farequest to NPorta. The fees and costs payable under the NPorta License are at rates currently believed to be fair market rates.

      Section 3.6. Assets.

            (a) Schedule 3.6(a)(i) sets forth a true, correct and complete list of all tangible assets, properties and rights owned, leased or licensed by Farequest or any of the Farequest Subsidiaries having an individual current fair market value in excess of $25,000. All of the buildings, improvements, machinery and equipment currently used in connection with the businesses of Farequest and the Farequest Subsidiaries are in good and working condition and sufficient repair to permit the continual operation and conduct of the businesses of Farequest and its Farequest Subsidiaries as presently conducted, ordinary wear and tear excepted. Except as set forth on Schedule 3.6(a)(ii) Farequest and the Farequest Subsidiaries have good and valid title to all assets, properties and rights owned by Farequest and the Farequest Subsidiaries reflected in the Audited Financial Statements (except inventory and other properties disposed of in the ordinary course of business since January 1, 2004, and accounts receivable paid since January 1, 2004), free and clear of all Liens and Asset Liens, except for (i) statutory Liens imposed by Law for taxes that are not yet due and payable, (ii) landlords', carriers', vendors', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising by operation of Law in the ordinary course of business, consistent with past practice, and with respect to amounts not overdue for a period of more than 30 calendar days,
(iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security Laws, (iv) zoning laws and ordinances, easements, rights-of-way, restrictions and other similar encumbrances which do not, individually or in the aggregate, interfere with the use of the relevant assets as being used on the date hereof, and (v) liens arising from travel agency regulations relating to customer funds (collectively, "PERMITTED LIENS").

            (b) All material assets, properties, interests and rights used or held for use in the conduct of the businesses of Farequest and the Farequest Subsidiaries (the "BUSINESS ASSETS") are owned, leased or licensed by Farequest and the Farequest Subsidiaries. The Business Assets include all of the material assets, properties, interests and rights material to, or used for the conduct of the businesses of Farequest and the Farequest Subsidiaries as presently conducted. Farequest and the Farequest Subsidiaries have such technology sufficient for the operations of its business as it is presently conducted. Farequest and the Farequest Subsidiaries have the right to use all of the assets, properties, interests and rights used in the conduct of the businesses of Farequest and the Farequest Subsidiaries as presently conducted (notwithstanding any Asset Liens on such assets, properties, interests and rights) the absence of which would result in a Material Adverse Effect on Farequest.

      Section 3.7. Litigation.

            (a) Except as set forth on Schedule 3.7, (i) Farequest or the Farequest Subsidiaries have not received written notice of any pending or, to Farequest's Knowledge, threatened Action and, there is no Action pending, or to Farequest's Knowledge, threatened, in each case, by or against Farequest or the Farequest Subsidiaries before any Governmental Authority, and (ii) there is no Order outstanding against Farequest or any Farequest Subsidiaries, except in each of case (i) and (ii) such Action or Order that would not have a Material Adverse Effect against either Farequest individually or Farequest and the Farequest Subsidiaries taken as a whole.

            (b) There is no Action pending or, to Farequest's Knowledge, threatened against Farequest or any Farequest Subsidiaries which (i) challenges the transactions contemplated hereby, (ii) would prevent or materially interfere with or delay the consummation of the transactions contemplated hereby, or (iii) seeks damages in connection with the transactions contemplated hereby.

      Section 3.8. Title to Properties.

            (a) Schedule 3.8(a) is a true, correct and complete list of all leases, subleases, licenses and other agreements (collectively, the "REAL PROPERTY LEASES") under which Farequest or the Farequest Subsidiaries use or occupy, or have the right to use or occupy, any real property (the land, buildings and other improvements covered by the Real Property Leases are referred to herein as the "LEASED REAL PROPERTY"), including the date, address, lessor and lessee (or sublessor or sublessee, as the case may be) and use of the premises under each Real Property Lease. Farequest have heretofore made available to RCG true, correct and complete copies of each of the Real Property Leases. Farequest holds good and valid leasehold interests to the Leased Real Property, in each case subject to the provisions of the applicable Real Property Lease. To Farequest's Knowledge, each Real Property Lease is valid, binding and enforceable and in full force and effect and no material default or circumstance exists which, with the giving of notice or the passage of time, or both, would constitute a material default by Farequest or any Farequest Subsidiaries, or to Farequest's Knowledge, any other party to any Real Property Lease.

            (b) Farequest and the Farequest Subsidiaries do not own any real property.

      Section 3.9. Consents, Notices and Approvals.

            (a) Except for Consents, notices and approvals set forth on Schedule 3.9(a), no consent, approval, Permit, waiver, authorization of or notice or filing with, any Governmental Authority is required to be made or obtained by Farequest or any of the Farequest Subsidiaries in connection with the execution, delivery and performance by Farequest or any of the Farequest Subsidiaries of this Agreement and the other agreements and instruments to be executed and delivered by Farequest or any of the Farequest Subsidiaries hereunder or in connection herewith and the consummation of the transactions contemplated hereby or thereby.

            (b) Except as set forth on Schedule 3.9(b), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) require the consent of or notice to, any party to any Material Contract, or (ii) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by or a loss of a benefit under, any Material Contract.

      Section 3.10. Contracts.

            (a) Set forth on Schedule 3.10(a)(i)-(xix) is a true, correct and complete list of the following types of Contracts, to which Farequest or the Farequest Subsidiaries, as the case may be, is a party or by which it or its properties are bound, or pursuant to which it obtains benefits or incurs obligations in the conduct of its businesses as of the date hereof (the "MATERIAL CONTRACTS"):

                  (i) Contracts for the purchase of goods by, or for the furnishing of services to, Farequest and the Farequest Subsidiaries that provide for, or are reasonably likely to provide for, remaining payments by Farequest and the Farequest Subsidiaries in excess of $75,000 during the term of any such Contract, including all contracts with airlines;

                  (ii)   Contracts   between  (x)  Farequest  or  any  Farequest
Subsidiaries and (y) any of its Affiliates, officers or directors (or any Affiliates of any of the foregoing);

                  (iii) Contracts containing any guaranties by Farequest or any Farequest Subsidiaries of the obligations of any third parties;

                  (iv) any lease agreement between Farequest or any Farequest Subsidiaries and any Person for leasing equipment, which has an aggregate rental value in excess of $75,000 during the term of the lease;

                  (v)   Contracts   under  which   Farequest  or  the  Farequest
Subsidiaries provides consulting services to any Person;

                  (vi) any employment, severance, non-competition, consulting or other Contracts with any current or former stockholder, director, officer or employee of Farequest and the Farequest Subsidiaries that has remaining payments by Farequest to such Person and cannot be terminated by Farequest without any remaining payments;

                  (vii) joint venture, partnership, stockholder, voting trust or other Contracts whereby Farequest or the Farequest Subsidiaries have agreed with any other Person (A) to enter into a joint business arrangement for profit or
(B) to vote any shares of capital stock or other equity or beneficial interests in any other Person in any particular manner;

                  (viii) Contracts entered into since December 31, 2003 providing for the acquisition or disposition of assets having a value in excess of $75,000, other than such acquisitions or dispositions in the ordinary course of business, consistent with past practice;

                  (ix) licenses and agreements relating to Material Intellectual Property;

                  (x) Contracts for the lease of personal property to or from any Person requiring payments in excess of $75,000;

                  (xi)   Contracts   requiring   Farequest   or  any   Farequest
Subsidiaries to indemnify or hold harmless any Person in respect of which the aggregate potential obligation is reasonably likely to exceed $75,000;

                  (xii) Contracts contemplating the referral of any services to any Person or to Farequest or any Farequest Subsidiaries, as the case may be, the performance of which involves consideration in excess of $75,000;

                  (xiii) any Contracts (A) relating to indebtedness for borrowed money or other financing transactions or (B) restricting the ability of Farequest or any Farequest Subsidiaries to incur indebtedness for borrowed money or make any loan or advance or own, operate, sell, transfer, pledge or otherwise dispose of any assets;

                  (xiv) Contracts under which any other Person has directly or indirectly guaranteed any indebtedness, liability or obligation of Farequest or any Farequest Subsidiaries, or letter of credit issued to guarantee any obligation of Farequest or any Farequest Subsidiaries, or any vendor or customer of Farequest or any Farequest Subsidiaries;

                  (xv) mortgages, pledges, security agreements, deeds of trust or other documents granting a Lien;

                  (xvi) Contracts (A) providing for the payment of any bonus or commission based on sales or earnings or (B) providing for any bonus or other payment based on the sale of Farequest or any Farequest Subsidiaries or any portion thereof or any other change of control of Farequest or any Farequest Subsidiaries;

                  (xvii) Contracts that provide for a payment, or that the terms and conditions that would otherwise govern the relationship of the parties thereto will be altered, upon a change of control of Farequest or any Farequest Subsidiaries;

                  (xviii) Contracts with any Governmental Authority; and

                  (xix) Contracts containing covenants which restrict Farequest or the Farequest Subsidiaries from engaging in any business or in any geographical area or containing any exclusivity provision with respect to any business or geographic area.

            (b) Farequest and the Farequest Subsidiaries have made available to RCG copies of all of the Material Contracts. Each of the Material Contracts is in full force and effect and is a valid and binding obligation of Farequest and the Farequest Subsidiaries, enforceable against Farequest and the Farequest Subsidiaries in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar Laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). To Farequest's Knowledge, each of the Material Contracts is a valid and binding obligation of the other parties thereto, enforceable against such other parties in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar Laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as set forth on Schedule 3.10(b), with respect to the Material Contracts, no default or circumstances exist which, with the giving of notice or the passage of time, or both, would constitute a material default by Farequest or any of the Farequest Subsidiaries or, to Farequest's Knowledge, by the other party or parties thereto. None of the parties to any Material Contract has terminated such Material Contract, and Farequest and the Farequest Subsidiaries have not given, to its Knowledge, any oral or written notice of termination of any Material Contract or received, to its Knowledge, any oral or written notice of termination of any such Material Contract from any other party thereto, nor has Farequest or any Farequest Subsidiaries received, to its Knowledge, any oral or written notice of any such party's intention to discontinue its business relationship with Farequest or any Farequest Subsidiaries or written notice of such party's intention to reduce the volume of business it conducts with Farequest or any Farequest Subsidiaries under any of the Material Contracts.

      Section 3.11. Absence of Undisclosed  Liabilities.  Except as set forth on
Schedule 3.11 or except for Material Contracts listed, or contracts not required to be listed, in Schedule 3.10, as of the date hereof neither Farequest nor any Farequest Subsidiaries has any contractual liability or any other liability, whether accrued, contingent, absolute, determined, indeterminable or otherwise, which was not (i) reflected or reserved against in the Audited Financial Statements or (ii) incurred in the ordinary course of business consistent with past practice since September 30, 2004, in each case, in an amount less than $50,000 individually and $100,000 in the aggregate. Except as set forth in
Schedule 3.11, the reserves for such liabilities and obligations reflected on the 2003 Balance Sheet are adequate in accordance with GAAP consistent with past practice.

      Section 3.12. Compliance with Laws; Permits.

            (a) To the Knowledge of Farequest, neither Farequest nor any Farequest Subsidiaries has violated in any respect any Orders and each of Farequest and the Farequest Subsidiaries has complied and is presently in compliance in all material respects with all applicable Laws that are material to the conduct of Farequest's or the Farequest Subsidiaries' respective businesses or ownership of their respective properties or assets.

            (b) Farequest and the Farequest Subsidiaries and their respective employees have all licenses, franchises, permits and authorizations of any Governmental Authority for the lawful conduct of the business of Farequest and the Farequest Subsidiaries as presently conducted, except for such permits or authorizations, as to which the failure to possess would not result in a Material Adverse Effect on Farequest (collectively, "PERMITS"), and such Permits are in full force and effect. Schedule 3.12(b) sets forth a true, complete and accurate list of all of the material Permits. Neither Farequest nor any Farequest Subsidiaries nor any of their employees has received any notice of revocation of or default under, any Permits.

      Section 3.13. Tax Matters.

            (a) Except as set forth on Schedule 3.13(a)(i) through Schedule 3.13(a)(x):

                  (i) Each of Farequest and the Farequest Subsidiaries has (x) timely filed (or there has been filed on its behalf) Tax Returns required to be filed by it (taking into account valid extensions) and all Tax Returns are true and correct, (y) paid (or there has been paid on its behalf) in full all Taxes required to be paid by it, and (z) established (or there has been established on its behalf) on the 2003 Balance Sheet reserves that are adequate for the payment of any Taxes not yet due and payable. Since the date of the 2003 Balance Sheet, none of Farequest or any of the Farequest Subsidiaries has incurred any liability for Taxes other than in the ordinary course of business, consistent with past practice;

                  (ii) There are no recorded liens or to the Knowledge of Farequest, any other liens for Taxes upon any assets of Farequest or any of the Farequest Subsidiaries, except Permitted Liens;

                  (iii) No deficiency for any Taxes has been proposed, asserted or assessed against Farequest or any of the Farequest Subsidiaries that has not been resolved and paid in full. No waiver, extension or comparable consent given by Farequest or any of the Farequest Subsidiaries regarding the application of the statute of limitations with respect to any Taxes or Tax Return is outstanding, nor is any request for any such waiver or consent pending;

                  (iv) There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of Farequest or any of the Farequest Subsidiaries now pending, and none of Farequest or any of the Farequest Subsidiaries has received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns;

                  (v) Each of Farequest and the Farequest Subsidiaries have complied in all material respects with all applicable Laws relating to the payment, collection or withholding of any Tax, and the remittance thereof, including, but not limited to, Sections 1441, 1442, 1445 and 3402 of the Code;

                  (vi) None of Farequest or any of the Farequest Subsidiaries has received any written ruling from any Tax authority. No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Law) has been entered into by or with respect to Farequest or any of the Farequest Subsidiaries;

                  (vii) None of Farequest or any of the  Farequest  Subsidiaries
(A) is a party to, is bound by or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten (collectively, "TAX SHARING AGREEMENTS") or (B) has any potential liability or obligation to any Person as a result of or pursuant to, any such Tax Sharing Agreement;

                  (viii) None of Farequest or any of the Farequest Subsidiaries has agreed or is required to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local or foreign Law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired;

                  (ix) No jurisdiction where Farequest or any of the Farequest Subsidiaries does not file a Tax Return has made a Claim that Farequest or any of the Farequest Subsidiaries is required to file a Tax Return for such jurisdiction or that any Taxes are due as a result of doing any business in such jurisdiction; and

                  (x) Since their formation, none of Farequest or any of the Farequest Subsidiaries have been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code.

            (b) Other than any Tax Returns which have not yet been required to be filed, each of Farequest and the Farequest Subsidiaries has made available to the RCG true and correct copies of the United States federal income Tax Return and any state, local or foreign Tax Return for the taxable year ended December 31, 2003 and the period ended September 30, 2004.

      Section 3.14. No Material Adverse Change.

            (a) Except as set forth on Schedule 3.14(a), since January 1, 2004, the businesses of Farequest and the Farequest Subsidiaries have been conducted in the ordinary course of business, consistent with past practice.

            (b) Except as set forth in Schedule 3.14(b), since January 1, 2004, there has not occurred any event, change or development which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Farequest.

      Section 3.15. Affiliated Transactions.

            (a)  Except  as set  forth  on  Schedule  3.15(a),  no (x)  officer,
director,   or  employee  or  any   Affiliate  of  Farequest  or  any  Farequest
Subsidiaries, or (y) spouse, child, or Affiliate of the foregoing:

                  (i) has any direct or indirect financial interest in any competitor, supplier or customer of Farequest or any Farequest Subsidiaries (other than ownership of less than 1% of the outstanding securities of a company that is publicly listed on a national securities exchange ("PERMITTED INVESTMENTS") or has had, since January 1, 2004, any material direct or indirect financial interest in any competitor, supplier or customer of Farequest or any Farequest Subsidiaries (other than Permitted Investments);

                  (ii) owns, directly or indirectly, in whole or in part, or has any interest in any tangible or intangible property which Farequest or any Farequest Subsidiaries uses in the conduct of its business or otherwise or, since January 1, 2004, has owned, directly or indirectly, in whole or in part, or had any interest in any material tangible or intangible property which Farequest or any Farequest Subsidiaries uses or has used in the conduct of its business or otherwise;

                  (iii) has outstanding borrowings of any amount of money or other property from Farequest or any Farequest Subsidiaries or has, since January 1, 2004, borrowed any material amount of money or other property from Farequest or any Farequest Subsidiaries; or

                  (iv) is participating or engaging or has, since January 1, 2004, participated or engaged in any business substantially similar to the businesses of Farequest or any Farequest Subsidiaries other than such business as will be acquired by RCG pursuant to this Agreement.

            (b) Except as set forth on Schedule 3.15(b), (i) Farequest and the Farequest Subsidiaries have no liabilities, debts or any other obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) to any officer, director or employee of Farequest or any Farequest Subsidiaries or to any spouse or child, stockholder, director, officer or Affiliate of any of the foregoing, and (ii) since January 1, 2004, Farequest and the Farequest Subsidiaries have had no liabilities, debts or any other obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) to any officer, director or employee of Farequest or any Farequest Subsidiaries or to any spouse or child, stockholder, director, officer, or Affiliate of any of the foregoing, other than, with respect to (i) and (ii) above, in the case of any such officer, director or employee of Farequest or any Farequest Subsidiaries, in respect of accrued wages, the reimbursement of expenses and the extension of benefits to such person made in the ordinary course of business consistent with past practice.

      Section 3.16. Brokers and Finders. Except as set forth on Schedule 3.16, there are no broker, finder or investment banker fees or commissions owed or to be owed by or on behalf of Farequest or any Farequest Subsidiaries in connection with the transactions contemplated by this Agreement.

      Section 3.17. Books and Records. The books of account, stock record books, minute books and other records of Farequest or any Farequest Subsidiaries, all of which have been made available to RCG, are complete and correct in all material respects.

      Section 3.18. Receivables. Except as set forth in Schedule 3.18, all accounts receivable and notes receivable of Farequest and the Farequest Subsidiaries (i) are valid obligations of the obligors, (ii) have arisen from bona fide transactions in the ordinary course of business consistent with past practices, (iii) are collected during and collectible in the ordinary course of business subject to reserves for doubtful accounts and (iv) have been adequately reserved for in the Financial Statements in accordance with GAAP.

      Section 3.19. Affiliate. Schedule 3.19 sets forth the name and address of each Person who is, in Farequest's reasonable judgment, an Affiliate of Farequest (as such term is used in Rule 145 under the Securities Act).

      Section 3.20. Proxy Statement Prospectus; Registration Statement. None of the information regarding Farequest to be supplied by Farequest for inclusion or incorporation by reference in the Registration Statement or Proxy Statement will, in the case of the Registration Statement at the time it becomes effective and at the Effective Time and in the case of the Proxy Statement, at the time it is first mailed to Stockholders of RCG and at the time of RCG Stockholders' meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances when made. If at any time prior to the Effective Time any event with respect to Farequest shall occur which is required to be described in the Proxy Statement or Registration Statement, such event shall be so described immediately in writing to RCG, and an amendment or supplement shall be promptly filed with the Securities and Exchange Commission ("SEC") and, as required by law.

      Section 3.21. Stockholder Approval. Seller has delivered a voting agreement and irrevocable proxy to RCG in the form attached hereto as Exhibit
3.21. The vote of a majority of the outstanding shares of Farequest Common Stock is required to approve the Merger and has been obtained on or before the date hereof, as has the approval of Farequest's board of directors.

      Section 3.22. No Violation. The execution and delivery by Farequest and the Farequest Subsidiaries of this Agreement and the other agreements and instruments to be executed by Farequest and the Farequest Subsidiaries hereunder and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in a breach of any provision of the Farequest Charter, Farequest Bylaws, or comparable organizational documents of any of the Farequest Subsidiaries; (ii) violate, or conflict with, or result in a material breach of any provisions of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease, license, Permit, franchise, agreement, commitment, contract or other instrument or obligation to which Farequest or any of the Farequest Subsidiaries is a party or by which its properties are bound or affected; (iii) violate in any material respect any Laws or material Order applicable to Farequest or any of the Farequest Subsidiaries, or by which any of their properties is bound or affected; (iv) constitute a violation of any Law, Order, judgment or decree to which Farequest or the Farequest Subsidiaries is bound or (v) result in the creation of any Lien or Asset Lien on any Business Assets, other than the case of clauses (ii), (iii),
(iv) and (v) any such violations, defaults, rights, losses or Liens that, individually, or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Farequest.

      Section 3.23. State Takeover Laws. The Board of Directors of Farequest has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203), and any other similar legal requirement, will not apply to RCG or SUB as applicable during the pendency of this Agreement, including execution, delivery or performance of this Agreement and the voting agreement contemplated hereby and in the consummation of the Merger and the other transactions contemplated hereby including the voting agreements.

      Section 3.24. Disclosure. No representation or warranty of Seller or Farequest contained in this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which it was or will be made, not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF RCG AND SUB

      RCG and SUB hereby jointly and severally represent and warrant to Farequest and Seller the following:

      Section 4.1. Corporate Organization; Authority.

            (a) Each of RCG and SUB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and except as set forth in Schedule 4.1, has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements and instruments to be executed and delivered by it hereunder or in connection herewith and to carry out its respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by RCG and SUB hereunder or in connection herewith, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate and other actions of RCG and SUB pursuant to and in accordance with the Laws governing RCG and SUB.

            (b) This Agreement and the other agreements and instruments to be executed and delivered by RCG and SUB hereunder or in connection herewith have been duly executed and delivered by RCG and SUB, and constitute valid and binding obligations of RCG and SUB, enforceable against RCG and SUB in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar Laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      Section 4.2. Capitalization.

            (a) Schedule 4.2 sets forth as of the date hereof, the authorized, issued and outstanding capital stock of RCG. All of the capital stock has been duly authorized and validly issued, and are fully paid and nonassessable. None of the securities have been issued in violation of any preemptive or subscription rights, or is subject to any preemptive or subscription rights.

            (b) All of the subsidiaries of RCG are as set forth on Schedule 4.2(b) (the "RCG SUBSIDIARIES"). All of the issued and outstanding shares of capital stock or other equity or beneficial interests of the RCG Subsidiaries (the "RCG SUBSIDIARY SHARES") are owned of record and beneficially by RCG. RCG has good and valid title to the RCG Subsidiary Shares, free and clear of all Liens. Each issued and outstanding share of capital stock or other equity interests of each of the RCG Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable, and has not been issued in violation of, and is not subject to, any preemptive or subscription rights.

            (c) Schedule 4.2(c) sets forth a true, correct and complete list of all options, warrants or other rights, arrangements, agreements or other commitments of any kind whatsoever which RCG or any of the RCG Subsidiaries obligating RCG or any RCG Subsidiary to grant, issue or sell any shares of the capital stock or equity or beneficial interest of any of RCG or the RCG Subsidiaries by sale, lease, license or otherwise. Except as set forth on
Schedule 4.2(c), (i) there is no obligation, contingent or otherwise, of any of RCG or the RCG Subsidiaries to (A) repurchase, redeem or otherwise acquire any share of the capital stock or other equity or beneficial interests of any of RCG or the RCG Subsidiaries, or (B) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of any of RCG or the RCG Subsidiaries or any other Person; (ii) neither RCG nor any of the RCG Subsidiaries, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity or beneficial interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity or beneficial interests of any corporation or other entity; (iii) neither RCG nor any RCG Subsidiary is a party to any arrangement, contract or other commitment of any kind whatsoever (contingent or otherwise) pursuant to which any Person is or may become entitled to receive any payment from RCG or the RCG Subsidiaries based on the revenues or earnings, or calculated in accordance therewith, of RCG or the RCG Subsidiaries; (iv) neither RCG nor any RCG Subsidiary is a party to any arrangement, contract or other commitment of any kind whatsoever by which any of RCG or the RCG Subsidiaries, or any of their respective properties or assets, is bound with respect to the voting of any share of capital stock or other equity or beneficial interest of any of RCG or the RCG Subsidiaries; and
(v) neither RCG nor any RCG Subsidiary is a party to and have not granted any outstanding rights, subscriptions, warrants, puts, calls, preemptive rights, options or other agreements, instruments or undertakings of any kind relating to any capital stock or other equity security of any of RCG or the RCG Subsidiaries, nor have they issued any security convertible into or exchangeable for any such capital stock or other equity or beneficial interest.

      Section 4.3. Financial Statements. The financial statements of RCG included in the RCG SEC Documents comply in all material respects with the rules and regulations of the SEC with respect to the rules and regulations in effect at the time of filing and have been prepared from, and are in accordance with the books and records of RCG and the RCG Subsidiaries, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto and except for normal and recurring year-end adjustments and the absence of footnote disclosure), and fairly present the financial position and the results of operations, stockholders' equity and cash flows (and changes in financial position, if any) of RCG and the RCG Subsidiaries as of the times and for the periods referred to therein. Schedule 4.3 contains the unaudited balance sheet of RCG as of September 30, 2004, and the unaudited related statements of income (both consolidated and broken out by division), shareholders' equity and cash flows for the portion of the RCG's fiscal year then ended (collectively, the "INTERIM FINANCIAL STATEMENTS").

      Section 4.4. Consents and Approvals. Except for Consents and approvals set forth on Schedule 4.4, no consent, approval, permit, waiver, authorization of, or notice or filing with, any Governmental Authority or other Person is required to be made or obtained in connection with the execution, delivery and performance by RCG or SUB of this Agreement or the other agreements and instruments to be executed by RCG or SUB hereunder or the consummation of the transactions contemplated hereby or thereby.

      Section 4.5. SEC Documents. RCG has filed on a timely basis with the SEC all documents required to be filed under the Securities Act of 1933 ("SECURITIES ACT") and the Securities and Exchange Act of 1934 ("EXCHANGE ACT") for the 2 years preceding the date hereof (the "RCG SEC DOCUMENTS"). As of their respective dates, the RCG SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and none of the RCG SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 4.6. Internal Accounting Controls; Disclosure Controls and Procedures. RCG and each of the RCG Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principals and to maintain asset accountability, (ii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. RCG has timely filed all certifications and statements required by (x) Rule13a-14 or Rule 15d-14 under the 1934 Act or (y) 18 U.S.C. Section 1350 (Section 906 of Sarbanes-Oxley) with respect to any RCG SEC documents. RCG maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15(e) under the 1934 Act; such controls and procedures are to its Knowledge effective to ensure that material information concerning RCG and the RCG Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the RCG's SEC filings and other public disclosure documents. To the Knowledge of RCG, as of the date hereof, (x) there exists no outstanding SEC comments with respect to any of the RCG SEC documents and (y) there are no SEC inquiries or investigations, other inquiries or investigations by an Governmental Entity or internal investigations pending or threatened, in each case regarding any accounting practices of RCG or any of its Subsidiaries.

      Section 4.7. Brokers and Finders. Except as set forth on Schedule 4.7, there are no broker, finder or investment broker fees or commissions owed or to be owed by RCG or SUB in connection with the transactions contemplated by this Agreement for which RCG or the SUB are or may be responsible. Except as set forth on Schedule 4.7, Neither RCG nor any of its Subsidiaries has any ongoing obligation or commitment to utilize the services of any investment bank or underwriters after the Closing Date.

      Section 4.8. Proxy Statement. None of the information regarding RCG and SUB to be supplied by RCG and SUB for inclusion or incorporation by reference in the (i) the registration statement on Form S-4 (as it may be amended or supplemented from time to time, (the "REGISTRATION STATEMENT") relating to the Common Stock to be issued in the Merger or (ii) the proxy statement to be distributed in connection with the stockholders' meetings of RCG as contemplated hereby (as it may be amended or supplemented from time to time (the "PROXY STATEMENT") and together with the prospectus to be included in the Registration Statement (the "PROXY STATEMENT/PROSPECTUS") will in the case of the Registration Statement, at the time it becomes effective, and at the Effective Time, and, in the case of the Proxy Statement, at the time of its mailing to stockholders of RCG and at the time of its stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances when made. If at any time prior to the Effective Time any event with respect to RCG or SUB shall occur which is required to be described in the Proxy Statement or Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of RCG. The Proxy Statement and the Registration Statement will (with respect to
RCG) comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

      Section 4.9. Compliance with Laws; Permits.

            (a) Neither RCG nor the RCG Subsidiaries has violated in any material respect any Orders and each of RCG and the RCG Subsidiaries has complied and is presently in compliance in all material respects with all applicable Laws that are material to the conduct of RCG's or the RCG Subsidiaries' respective businesses or ownership of their respective properties or assets.

            (b) RCG and the RCG Subsidiaries and their respective employees have all licenses, franchises, permits and authorizations of any Governmental Authority as are material for the lawful conduct of the business of RCG and the RCG Subsidiaries as presently conducted (collectively, "PERMITS"), and such Permits are in full force and effect.

      Section 4.10. Tax Matters. Except as set forth on Schedule 4.10(a)(i) through Schedule 4.10(a)(x):

                  (i) Each of RCG and the RCG Subsidiaries has (x) timely filed (or there has been filed on its behalf) all Tax Returns required to be filed by it (taking into account valid extensions) and all Tax Returns are true and correct, (y) paid (or there has been paid on its behalf) in full all Taxes required to be paid by it, and (z) established (or there has been established on its behalf) on the June 30, 2004 Balance Sheet contained in RCG's Form 10-K (the "RCG Balance Sheet") reserves that are adequate for the payment of any Taxes not yet due and payable. Since the date of the RCG Balance Sheet, none of RCG or any of the RCG Subsidiaries has incurred any liability for Taxes other than in the ordinary course of business, consistent with past practice;

                  (ii) There are no Liens for Taxes upon any assets of RCG or any of the RCG Subsidiaries, except Permitted Liens;

                  (iii) No deficiency for any Taxes has been proposed, asserted or assessed against RCG or any of the RCG Subsidiaries that has not been resolved , reserved for or paid in full. No waiver, extension or comparable consent given by RCG or any of the RCG Subsidiaries regarding the application of the statute of limitations with respect to any Taxes or Tax Return is outstanding, nor is any request for any such waiver or consent pending;

                  (iv) There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of RCG or any of the RCG Subsidiaries now pending, and none of RCG or any of the RCG Subsidiaries has received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns;

                  (v) Each of RCG and the RCG Subsidiaries have complied in all material respects with all applicable Laws relating to the payment, collection or withholding of any Tax, and the remittance thereof, including, but not limited to, Sections 1441, 1442, 1445 and 3402 of the Code;

                  (vi) None of RCG or any of the RCG Subsidiaries has received any written ruling from any Tax authority. No closing agreement pursuant to
Section 7121 of the Code (or any similar  provision  of state,  local or foreign
Law) has been entered into by or with respect to RCG or any of the RCG Subsidiaries;

                  (vii) None of RCG or any of the RCG Subsidiaries (A) is a party to, is bound by or has any obligation under, any Tax Sharing Agreements or
(B) has any potential liability or obligation to any Person as a result of or pursuant to, any such Tax Sharing Agreements;

                  (viii) None of RCG or any of the RCG Subsidiaries has agreed or is required to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local or foreign Law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired;

                  (ix) No jurisdiction where RCG or any of the RCG Subsidiaries does not file a Tax Return has made a Claim that RCG or any of the RCG Subsidiaries is required to file a Tax Return for such jurisdiction or that any Taxes are due as a result of doing any business in such jurisdiction; and

                  (x) Since their formation, none of RCG or any of the RCG Subsidiaries have been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code.

      Section 4.11. Affiliated Transactions.

            (a) Except as set forth on Schedule 4.11(a), no (x) executive officer or director or any Affiliate of RCG or any RCG Subsidiaries:

                  (i) has or, since July 1, 2004, has had any material direct or indirect financial interest in any competitor, supplier or customer of RCG or any RCG Subsidiaries (other than Permitted Investments);

                  (ii) owns, directly or indirectly, in whole or in part, or has any interest in any tangible or intangible property which RCG or any RCG Subsidiaries uses in the conduct of its business or otherwise or, since July 1, 2004, has owned, directly or indirectly, in whole or in part, or had any interest in any material tangible or intangible property which RCG or any RCG Subsidiaries uses or has used in the conduct of its business or otherwise;

                  (iii) has outstanding borrowings of any amount of money or other property from RCG or any RCG Subsidiaries or has, since July 1, 2004, borrowed any material amount of money or other property from RCG or any RCG Subsidiaries; or

                  (iv) is participating or engaging or has, since July 1, 2004, participated or engaged in any business substantially similar to the businesses of RCG or any RCG Subsidiaries.

            (b) Except as set forth on Schedule 4.11(b), (i) RCG and the RCG Subsidiaries have no liabilities, debts or any other obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) to any executive officer or director of RCG or any RCG Subsidiaries or Affiliate of any of the foregoing, and (ii) since July 1, 2004, RCG and the RCG Subsidiaries have had no liabilities, debts or any other obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) to any officer, director or employee of RCG or any RCG Subsidiaries or Affiliate of any of the foregoing, other than, with respect to (i) and (ii) above, in the case of any such executive officer or director of RCG or any RCG Subsidiaries, in respect of accrued wages, the reimbursement of expenses and the extension of benefits to such Person made in the ordinary course of business consistent with past practice.

      Section 4.12. Litigation.

            (a) Except as set forth in the RCG SEC documents, or on Schedule 4.12, (i) RCG or the RCG Subsidiaries have not received notice of any pending or, to RCG's Knowledge, threatened Action and there is no Action pending, or to RCG's Knowledge, threatened in each case, by or against RCG or the RCG Subsidiaries before any Governmental Authority, and (ii) there is no Order outstanding against RCG or any RCG Subsidiary, except in each of case (i) and
(ii) such Action or Order that would not have a Material Adverse Effect against either RCG individually or RCG and its Subsidiaries taken as a whole.

            (b) That there is no Action pending, to RCG's Knowledge threatened against RCG or any RCG Subsidiary which (i) challenges the transactions contemplated by hereby, (ii) would prevent or materially interfere with or delay the consummation of the transactions contemplated hereby, or (iii) seeks damages in connection with the transactions contemplated hereby.

      Section 4.13. No Violation. The execution and delivery by RCG and SUB of this Agreement and the other agreements and instruments to be executed by RCG and SUB hereunder and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in any material breach of any provision of the respective articles of incorporation or by-laws of RCG and SUB; (ii) violate, or conflict with, or result in a breach of any provisions of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by, any material note, bond, mortgage, indenture, deed of trust, lease, license, permit, franchise, agreement, commitment, contract or other instrument or obligation by which RCG or SUB is bound; (iii) constitute a material violation of any Law, Order, judgment or decree to which RCG or SUB is bound; or
(iv) result in the creation of any material Lien., other than the case of clauses (ii), (iii), (iv) and (v) any such violations, defaults, rights, losses or Liens that, individually, or in the aggregate, could not be reasonable expected to have a Material Adverse Effect on RCG or SUB.

      Section 4.14. Contracts.

            (a) Set forth on Schedule 4.14(a) is a true, correct list of the following types of Contracts to which RCG and the RCG Subsidiaries, as the case may be, is a party or by which it or its parties are bound or pursuant to which it obtains benefits or incurs obligations in the conduct of its businesses as of the date hereof (the "RCG MATERIAL CONTRACTS").

                  (i) Contracts between (x) RCG or any its Subsidiaries and (y) any of its executive officers or directors (or any Affiliates of any of the foregoing);

                  (ii) Contracts that provide for a payment, or that the terms and conditions that would otherwise govern the relationship of the parties thereto will be altered, upon a change of control of RCG or any of its Subsidiaries;

                  (iii) Contracts containing covenants which restrict RCG or its Subsidiaries from engaging in any business or in any geographical area or containing any exclusivity provision with respect to any business or geographic area;

                  (iv) Any contracts with any aircraft company, hotel, or airline that provide for payments in excess of $75,000;

                  (v) Joint venture, partnership, stockholder, voting trust or other Contracts whereby RCG or the RCG Subsidiaries have agreed with any other Person (A) to enter into a joint business arrangement for profit or (B) to vote any shares of capital stock or other equity or beneficial interests in any other Person in any particular manner;

                  (vi) Contracts entered into since July 2004 providing for the acquisition or disposition of assets having a value in excess of $75,000, other than such acquisitions or dispositions in the ordinary course of business, consistent with past practice;

                  (vii) any Contracts (A) relating to indebtedness for borrowed money or other financing transactions or (B) restricting the ability of RCG or any RCG Subsidiaries to incur indebtedness for borrowed money or make any loan or advance or own, operate, sell, transfer, pledge or otherwise dispose of any assets;

                  (viii) Contracts (A) providing for the payment of any bonus or commission based on sales or earnings or (B) providing for any bonus or other payment based on the sale of RCG or any RCG Subsidiaries or any portion thereof or any other change of control of RCG or any RCG Subsidiaries;

                  (ix) Contracts with any Governmental Authority; and

                  (x) Contracts that RCG has to register any of its securities with the Securities and Exchange Commission pursuant to the Securities Act other than pursuant to the terms of this Agreement and whether such securities are currently issued or to be issued in the future and whether registration is for resales or otherwise.

            (b) RCG and the its Subsidiaries have made available to Farequest copies of all of the RCG Material Contracts. Each of the RCG Material Contracts is in full force and effect and is a valid and binding obligation of RCG and its Subsidiaries, enforceable against RCG and its Subsidiaries in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar Laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). To RCG's Knowledge, each of the RCG Material Contracts is a valid and binding obligation of the other parties thereto, enforceable against such other parties in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar Laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as set forth on Schedule 4.14(b), with respect to the RCG Material Contracts, no default or circumstances exist which, with the giving of notice or the passage of time, or both, would constitute a material default by RCG or any of its Subsidiaries or, to RCG's Knowledge, by the other party or parties thereto. None of the parties to any RCG Material Contract has terminated such RCG Material Contract, and RCG and its Subsidiaries have not given written notice of termination of any RCG Material Contract or received written notice of termination of any such RCG Material Contract from any other party thereto, nor has RCG or any of its Subsidiaries received any written notice of any such party's intention to discontinue its business relationship with RCG or any of its Subsidiaries or written notice of such party's intention to reduce the volume of business it conducts with RCG or any of its Subsidiaries under any of the RCG Material Contracts.

      Section 4.15. Undisclosed Liabilities. Except as set forth on Schedule 4.15, or except for Material Contracts listed, or contracts not required to be listed on Schedule 4.14(a), as of the date hereof neither RCG nor any of its Subsidiaries has any liability or obligation of any kind, whether accrued, common, contingent, absolute, determined or indeterminable which was not (i) reflected or reserved against in the Audited Financial Statements or (ii) incurred in the ordinary course of business consistent with the past practice since July 1, 2004, in each case, in an amount less than $50,000 individually and $100,000 in the aggregate.

      Section 4.16. State Takeover Laws. The Board of Directors of RCG has taken all actions so that the restrictions contained in Section 203 of DGCL applicable to a "business combination" (as defined in Section 203), and any other similar legal requirement, will not apply to Farequest during the pendency of this Agreement, including the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby including the voting agreements.

      Section 4.17. No Material Adverse Change.

            (a) Except as set forth on Schedule 4.17(a), since July 1, 2004, the businesses of RCG and its Subsidiaries have been conducted in the ordinary course of business, consistent with past practice.

            (b) Except as set forth in Schedule 4.17(b), since July 1, 2004, there has not occurred any event, change or development which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on RCG or its Subsidiaries.

                                   ARTICLE V

                                    COVENANTS

      Section 5.1. Conduct of Business of Farequest and RCG. Except as contemplated by this Agreement or as expressly agreed to in writing by the other party or as set forth on Schedule 5.1, during the period from the date of this Agreement to the Effective Time, Farequest and RCG will conduct their operations substantially as presently operated and only in the ordinary course of business, in a normal manner consistent with past practices and will use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would adversely affect its ability to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or on Schedule 5.1, prior to the Effective Time, each party will not, without the prior written consent of the other party:

            (a) amend its Certificate of Incorporation or Bylaws;

            (b) authorize for issuance, issue, sell, deliver, grant any options or warrants for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock (except under the terms of any presently outstanding options, warrants or other convertible securities) or any securities convertible into shares of its capital stock, other than in the case of RCG pursuant to and in accordance with the terms of its stock option plans and RCG warrants issued in the ordinary course of business consistent with past practice;

            (c) recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend (other than RCG to its preferred stockholders) or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any shares of its own capital stock;

            (d) (i) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing lines of credit (which amounts permitted or drawn thereunder shall not be increased), relating to purchase money security interests or obligations as a lessee under leases recorded as capital leases, each as incurred in the ordinary course of business and in amounts less than $25,000; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person;

            (e) (i) increase in any manner the rate of compensation of any of its directors, officers or other employees, except as otherwise may be contractually required pursuant to existing Contracts; or (ii) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under currently existing employee benefit plans or existing employment Contracts of RCG;

            (f) sell or otherwise dispose of, or encumber, or agree to sell or otherwise dispose of or encumber, any assets other than inventory in the ordinary course of business;

            (g) enter into any other agreement, commitment or contract, except agreements, commitments or Contracts for the purchase, sale or lease of goods or services in the ordinary course of business consistent with past practice;

            (h) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of an amount of assets or securities in excess of $25,000, (iii) disposition of assets or securities in amounts greater than $25,000 or (iv) material change in its capitalization, or enter into a material contract or any amendment or modification of any material contract or release or relinquish any material contract right except as set forth on Schedule 5.1;

            (i) engage in any unusual or novel method of transacting business or change any accounting procedure or practice or its financial structure; or

            (j) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Farequest or RCG contained in this Agreement untrue or incorrect or prevent Farequest or RCG from performing or cause Farequest or RCG not to perform its covenants hereunder in any material respect or result in any of the conditions to the Merger set forth herein not being satisfied.

      Section 5.2. No Shelf Registration. RCG shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of RCG Common Stock received pursuant hereto by the Persons who may be deemed to be "Affiliates" of Farequest.

      Section 5.3. No Solicitation. Each party agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Transaction Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Transaction Proposal or agree to or endorse any Transaction Proposal or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to take any such action.
"TRANSACTION PROPOSAL" shall mean any of the following (other than the transactions between Farequest, RCG and SUB contemplated by this Agreement) involving RCG or Farequest: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of any material, in the case of Farequest, or more than twenty percent (20%) or more of the assets of RCG, in a single transaction or series of transactions; (iii) any offer for, or the acquisition (or right to acquire) of "beneficial ownership" by any Person, or "group" (as such terms are defined under Section 13(d) of the Securities Exchange Act of 1934), of any, in the case of Farequest, or more than twenty percent (20%) or more of the outstanding shares of capital stock of RCG, ; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, provided, however, in the case of RCG, a Transaction Proposal shall not include those items set forth on Schedule 5.3.

      Section 5.4. Access to Information.

            (a) From the date of this Agreement until the Effective Time, Farequest will provide RCG and RCG will provide Farequest, and their respective lenders and authorized representatives (including counsel, environmental and other consultants, accountants and auditors) full reasonable access during normal business hours to all facilities, personnel and operations and to all books and records of Farequest, RCG and SUB, will permit the other party to make such inspections as it may reasonably require and will cause its officers to furnish the other party with such financial and operating data and other information with respect to its business and properties as the other party may from time to time reasonably request.

            (b) RCG and Farequest will hold and will cause their representatives to hold in confidence, all documents and information furnished in connection with this Agreement, other than documents or information which (i) are available to the public, (ii) are or become known by RCG or Farequest from a source other than Farequest or RCG, as the case may be, other than by a breach of a confidentiality obligation owed to Farequest or RCG, respectively, or (iii) are required by law to be disclosed.

      Section 5.5. Registration Statement and Proxy Statement. RCG shall use all commercially reasonable efforts to file with the SEC on or before December 31, 2004, a Proxy/Proxy Statement/Prospectus and RCG shall file a Registration Statement in which a Proxy Statement/Prospectus are included. Farequest shall cooperate with RCG with regard to such filings. RCG and Farequest shall use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. RCG shall use its reasonable best efforts to obtain, prior to the effective date of the Registration Statement, any and all necessary state securities law or "Blue Sky" permits or approvals in connection with the issuance of RCG Common Stock in the Merger.

      Section 5.6. Stockholder Meeting. RCG shall, as soon as reasonably practicable following the date hereof, establish a record date for, duly call, give notice of, convene and hold (and reconvene and hold if adjourned for any reason) a meeting of its stockholders for the purpose of the approval of the issuance in excess of 20% of RCG's Common Stock in compliance with the AMEX rules. RCG shall, through its Board of Directors, recommend to its Stockholders approval of such matters and will coordinate and cooperate with respect to the timing of such meeting and shall use all commercially reasonable efforts to hold such meetings as soon as practicable after the date hereof.

      Section 5.7. Reasonable Efforts; Other Actions. Farequest, RCG and SUB each shall use all commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) the taking of any actions required to qualify the Merger treatment as a tax-free reorganization and (ii) the obtaining of all necessary Consents, approvals or waivers under their respective material Contracts.

      Section 5.8. Public Announcements. Before issuing any press release or otherwise making any public statement with respect to the Merger, RCG, SUB and Farequest will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law (it being agreed that the parties hereto are entitled to disclose all requisite information concerning the transaction in any filings required with the SEC).

      Section 5.9. Notification of Certain Matters. Each of Farequest and RCG shall give prompt notice to the other party of (i) any written notice of a default or event which, with notice or lapse of time or both, would become a default, received by it subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of Farequest or RCG, as the case may be, to which it is a party or is subject, (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (iii) any material adverse change in the financial condition, properties, businesses or results of operations or the occurrence of any event which is reasonably likely to result in any such change from the date hereof, or
(iv) the occurrence or existence of any event which would, or could with the passage of time or otherwise, make any representation or warranty contained herein untrue; provided, however, that the delivery of notice pursuant to this
Section 5.9 shall not limit or otherwise affect the remedies available hereunder. Each party shall use its commercially reasonable efforts to prevent or promptly remedy the same.

      Section 5.10. Expenses. RCG and SUB, on the one hand, and Farequest, on the other hand, shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement, the Proxy Statement/Prospectus and the transactions contemplated hereby, including all fees and expenses of its representatives, bankers, counsel and accountants, provided, however, that notwithstanding the foregoing, Farequest shall be entitled to a reimbursement of legal fees and expenses of up to $100,000. Such fees shall be paid only in the event of consummation of the Merger. Any remaining legal fees and expenses shall be paid by the shareholders prior to closing.

      Section 5.11. Affiliates. Schedule 5.11 lists all Persons who, as of the date hereof, may be deemed to be "Affiliates" of Farequest . Farequest shall advise RCG in writing of any other Persons who become Affiliates prior to the Effective Time. Farequest shall cause each Person who is so identified as an Affiliate to deliver to RCG, prior to the Effective Time, a written agreement substantially in the form of Exhibit 5.11 hereto.

      Section 5.12. Stock Exchange Listing. RCG shall prepare and submit to the AMEX a listing application covering the shares of RCG Common Stock issuable in the Merger (including the Contingent Shares and any shares issued pursuant to the Promissory Note), and shall use its commercially reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such shares, subject to official notice of issuance.

      Section 5.13. State Antitakeover Laws. If any "fair price" or "control share acquisition" statute or other similar antitakeover regulation shall become applicable to the transactions contemplated hereby, RCG and Farequest and their respective Board of Directors shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise use their reasonable best efforts to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

      Section 5.14. Satisfaction of Conditions. Farequest agrees to use its reasonable commercial efforts to the extent matters are reasonably within their control to cause each of the conditions set forth in Article VII to RCG and SUB proceeding with the Closing to be satisfied on or before the Closing Date. RCG and SUB agree to use their respective reasonably commercial efforts to the extent matters are reasonably within their control to cause each of the conditions set forth in Article VIII to Farequest proceeding with the Closing to be satisfied on or before the Closing Date.

      Section 5.15. Tax Matters. Each of the parties hereto acknowledges and agrees that the transactions contemplated by this Agreement are intended to qualify as a tax-free reorganization described in Section 368 of the Code. Each of the parties hereto agrees to report such transactions for federal, state and local income tax purposes and file its respective income tax returns in a manner consistent with this Section 5.15.

                                   ARTICLE VI

             CONDITIONS TO THE OBLIGATIONS OF RCG, SUB AND FAREQUEST

      The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived in a writing signed by each of RCG, SUB and Farequest:

      Section 6.1. Stockholder Approval. The requisite vote of the stockholders of Farequest and RCG necessary to consummate the transactions contemplated by this Agreement shall have been obtained.

      Section 6.2. Consents and Approvals. All necessary Consents and approvals of any United States or any other Governmental Authority required for the consummation of the transactions contemplated by this Agreement shall have been obtained.

      Section 6.3. Listing. RCG's Common Stock including the Shares issuable in the Merger (including the Contingent Shares) shall have been authorized for listing on the AMEX.

      Section 6.4. Legal Action. There shall be no pending Action or inquiry which challenges the validity or the legality of or seeks or could reasonably be expected to prevent, delay or impose adverse material conditions on the consummation of the Merger.

      Section 6.5. Injunction Illegality. No preliminary or permanent injunction, or other Order decreed by any federal or state court which prevents the consummation of this Agreement shall have been issued and remain in effect (each party agrees to use its reasonable efforts to have any such injunction, Order or decree lifted). No Governmental Authority shall have enacted any statute, rule or regulation that would prevent consummation of this Agreement or make the merger illegal.

      Section 6.6. Documents Completed. RCG and Farequest shall have agreed upon final definitive copies of each additional agreement referenced herein and the disclosure Schedules required to be provided under Article III and IV hereof.

                                  ARTICLE VII

                  CONDITIONS TO THE OBLIGATIONS OF RCG AND SUB

      The obligation of RCG and SUB to effect the Merger and to perform under this Agreement is subject to the fulfillment on or before to the Closing Date of the following additional conditions, any one or more of which may be waived, in writing, by RCG and SUB:

      Section 7.1. Representations Accurate. Each of the representations and warranties of Farequest contained in this Agreement (i) which is qualified by materiality shall be true and correct in all respects and (ii) which is not so qualified, shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except for such representations and warranties which speak as a specific date which shall be true as of such date.

      Section 7.2. Performance. Farequest shall have complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be complied with by it on or prior to the Closing Date.

      Section 7.3. Officer's Certificate. RCG and SUB shall have received a duly executed certificate signed by the Chairman of Farequest certifying as to (i) satisfaction of the conditions set forth in Sections 7.1 and 7.2; (ii) the accuracy and completeness of the Farequest Charter and Bylaws of Farequest and the director and Stockholder resolutions of Farequest approving this Agreement, the Merger and the transactions contemplated hereby; and (iii) the identity and authority of the officers and other persons executing documents on behalf of Farequest.

      Section 7.4. Good Standing. Farequest shall have received a certificate of good standing, or its equivalent, dated no more than ten (10) days prior to the Closing Date, from the State of incorporation of Farequest.

      Section 7.5. Consents. RCG and SUB shall have received copies of consents set forth on Schedule 7.5 necessary for Farequest to execute, deliver and perform this Agreement and consummate the Merger.

      Section 7.6. Dissenting Shares. On the Closing Date, the aggregate number of Farequest Shares with respect to which the holders shall be dissenting Stockholders entitled to relief under Section 262 of the DGCL shall not exceed five percent (5%) of all outstanding Farequest Shares.

      Section 7.7. Due Diligence. The results of RCG's due diligence shall be satisfactory to it in its sole and absolute discretion and RCG shall promptly notify Farequest of any issues or questions discovered as a result of such due diligence. RCG shall have until thirty (30) days from the date of this Agreement to exercise its rights to not proceed based upon this Section 7.7.

      Section 7.8. Agreements with Affiliates. RCG and SUB shall have received from each Person who is an Affiliate under Section 5.11 an executed copy of the written agreement referred to in Section 5.11 and such agreements shall be in full force and effect and there shall be no breach, or in existence any facts which with passage of time or otherwise could constitute a breach, thereof.

      Section 7.9. Certificate of Merger. Farequest shall have delivered to RCG the Certificate of Merger as executed by duly authorized officers of Farequest.

      Section 7.10. Convertible Promissory Note. The convertible promissory note in the principal amount of $1,217,800 issued to CS Holdings, Inc. (the "CS Note") shall be restructured so that there will not be an acceleration or event of default as a result of the transactions contemplated by this Agreement or claims as a result of the transactions contemplated hereby. The CS Note shall be subordinated to any secured lender for any future financing.

      Section 7.11. Lidrock Agreement. The agreement titled 2004-2006 Lidrock 1-800 Cheap Tickets Partnership shall be restructured on terms satisfactory to RCG or terminated.

      Section 7.12. Related Party Transactions. Except as provided in the following sentence, any and all amounts due under the Affiliated transactions including those set forth on Schedule 7.12 hereto shall have been paid prior to Closing. RCG shall receive from each Affiliated Party a statement indicating that no sums are due and owing at the Closing, other than for payments due under the license agreement with NPorta incurred in the ordinary course of business within 30 days prior to Closing.

      Section 7.13. Working Capital at the Closing. RCG shall have received evidence that the working capital of Farequest shall be sufficient to fund the operations of Farequest for the earlier of (i) 60 days after the Closing or (ii) March 31, 2005.

      Section 7.14. Employment Agreements. Farequest shall have entered into employment agreements with each of Susan Mesa, Alesia Stoechel, Tom Spognolia, and such other employees as RCG deems necessary, each on terms acceptable to RCG.

      Section 7.15. CS Note Indemnity. Seller shall have entered into an agreement to indemnify Farequest for losses from any action to foreclose on the assets of Farequest by the holder of the CS Note until such time as Farequest and RCG shall have raised, after the Closing, new equity financing of in excess of $5.0 million.

      Section 7.16. General. All required action hereunder shall have been taken by Farequest in connection with the consummation of the transactions contemplated hereby, and all certificates, opinions and other documents required to affect the Merger and the transactions contemplated herein shall be reasonably satisfactory in form and substance to RCG.

                                  ARTICLE VIII

                   CONDITIONS TO THE OBLIGATIONS OF FAREQUEST

      The obligations of Farequest to effect the Merger and to perform under this Agreement is subject to the fulfillment on or before the Closing Date of the following additional conditions, any one or more of which may be waived, in writing, by Farequest:

      Section 8.1. Representations Accurate. Each of the representations and warranties of RCG contained in this Agreement (i) which is qualified by materiality shall be true and correct in all respects and (ii) which is not so qualified, shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except for such warranties which speak as any specific date which shall be true as of such date.

      Section 8.2. Performance. RCG and SUB shall have complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be complied with by them on or prior to the Closing Date.

      Section 8.3. Compliance Certificate. Farequest shall have received a certificate signed by the President or Chairman of each of RCG and SUB certifying as to (i) satisfaction of the conditions set forth in Sections 8.1 and 8.2; (ii) the accuracy and completeness of the Charter and Bylaws of RCG and Sub and, as applicable, the director and Stockholder resolutions of RCG and SUB approving this Agreement, the Merger and the transactions contemplated hereby; and (iii) the identity and authority of the officers and other persons executing documents on behalf of RCG and SUB.

      Section 8.4. Good Standing. Farequest shall have received a certificate of good standing, or its equivalent, from the state of incorporation of RCG.

      Section 8.5. Consents. Farequest shall have received copies of consents of all third parties necessary for RCG and Sub to execute, deliver and perform this Agreement and consummate the Merger.

      Section 8.6. Certificate of Merger. SUB shall have delivered to Farequest the Certificate of Merger, executed by duly authorized officers of SUB.

      Section 8.7. Due Diligence. The results of Farequest's due diligence shall be satisfactory to it in its sole and absolute discretion and Farequest shall promptly notify RCG of any issues or questions discovered as a result of such due diligence. Farequest shall have thirty (30) days from the date of this Agreement to exercise its rights not to proceed based upon this Section 8.7.

                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

      Section 9.1. Survival of Representations, Warranties and Covenants. The representations, and warranties in this Agreement shall not survive the Effective Time, provided, however, that the representations and warranties set forth in Sections 3.2, 3.3, 3.5, 3.6, 3.7, 3.11, 3.13, 4.2, 4.3, 4.5, 4.10,
4.12, and 4.15 shall survive the period of one year after the Effective Time and only the covenants that by their terms survive the Effective Time (including
Section 5.10) and this Article IX and Article XII shall survive the Effective Time. Notwithstanding anything to the contrary contained herein, all representations and warranties which extend beyond the Closing shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given a claim notice prior to the date on which such representation or warranty expires. Notwithstanding anything to the contrary contained in this Agreement, no investigation by a party shall affect the representations, warranties, covenants and agreements of the other parties under this Agreement or in any certificate, schedule, listing, exhibit, agreement, document or other writing delivered pursuant hereto in connection with the transactions contemplated hereby furnished or to be furnished to the other parties and such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason the fact that the other party or parties knew or should have known that any of the same is or might be inaccurate in any respect.

      Section 9.2. Indemnification by the Farequest Stockholders. After the Effective Time, the stockholders of Farequest shall, jointly and severally, indemnify, defend, protect and hold harmless RCG and its officers, directors, divisions, subdivisions, Affiliates (including, the Surviving Corporation), stockholders, agents, employees, successors and assigns (collectively, the "RCG INDEMNIFIED PARTIES") from and against all Losses (as defined below) that arise as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by Farequest or Seller set forth in this Agreement or in any exhibit or in any other document delivered pursuant to this Agreement; or (b) any claim by any third party that, if true, would mean that a condition for indemnification set forth in subsection (a) of this Section 9.2 had been satisfied. Notwithstanding the foregoing, however, such indemnification obligations shall in all events be limited solely to the extent of shares of RCG Common Stock as set forth in Section 9.7 below. For purposes of this Article IX, "LOSSES" means liabilities, claims, damages, actions, demands, assessments, adjustments, penalties, losses, costs and expenses whatsoever (including court costs, reasonable attorneys' fees and expenses of investigation), whether equitable or legal, matured or continued, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent.

      Section 9.3. Indemnification by RCG. After the Effective Time, RCG shall indemnify, defend, protect and hold harmless the stockholders of Farequest (collectively, the "FAREQUEST INDEMNIFIED PARTIES"), from and against all Losses that arise as a result of or incident to: (a) any breach of, misrepresentation, untruth in or inaccuracy, the representations and warranties of RCG and SUB set forth in this Agreement; or (b) any claim by a third party that is true, would mean that a condition for indemnification set forth in Subsection (a) of this
Section 9.3 had been satisfied. Notwithstanding the foregoing, however, such indemnification obligations shall in all events be limited to shares of RCG Common Stock as set forth in Section 9.7 below.

      Section 9.4. Indemnification Procedure. Upon the occurrence of any claim for which indemnification is believed to be due under this Agreement, other than any claim discussed in Section 9.5 below, the party seeking indemnification (the "INDEMNIFIED PARTY") shall provide notice of such claim (a "CLAIM NOTICE") to the party from whom indemnification is sought (the "INDEMNIFYING PARTY"). The Claim Notice shall state in general terms the circumstances giving rise to the claim, specify the amount of the claim (or an estimate thereof), and make a request for any payment then believed due. A Claim Notice shall be conclusive against the Indemnifying Party in all respects 20 days after receipt by the Indemnifying Party unless, within such period, the Indemnifying Party sends the Indemnified Party a notice disputing the propriety or amount of the claim (a "DISPUTE NOTICE"). Any Dispute Notice shall describe the basis for such objection and the amount of the claim that the Indemnifying Party does not believe should be subject to indemnification. Upon receipt of any Dispute Notice, the Indemnified Party and the Indemnifying Party shall use reasonable efforts to cooperate and arrive at a mutually acceptable resolution of the dispute within the next 30 days. If a resolution is not reached within the 30 day period, either party may submit the dispute to a court with proper jurisdiction.

      Section 9.5. Indemnification Procedure with Respect to Third Party Claims.

            (a) If any third party shall notify an Indemnified Party pursuant to this Agreement with respect to any matter (a "THIRD PARTY CLAIM") that may give rise to a claim for indemnification against any Indemnifying Party, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation under this Agreement unless, and then solely to the extent that, the Indemnifying Party is thereby prejudiced.

            (b) The Indemnifying Party will have the right to defend the Indemnified Party against a Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as: (i) the Indemnifying Party notifies the Indemnified Party in writing within a reasonable time after the
Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party; (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations under this Agreement; (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief or involve the possibility of criminal penalties; (iv) settlement of or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.5(b), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld).

            (d) If or to the  extent  that any of the  conditions  set  forth in
Section 9.5(b) is or becomes unsatisfied: (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate in its sole discretion and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith (but will keep the Indemnifying Party reasonably informed regarding the progress and anticipated cost thereof); (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the reasonable cost of defending against the Third Party Claim (including attorneys' fees and expenses); (iii) unless the indemnified party elects to assume the defense due to clause (iv) of
Section 9.5(b), the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer that arise as a result of or incident to the Third Party Claim to the fullest extent provided in this Section 9; and (iv) the Indemnifying Party shall be deemed to have waived any claim that its indemnification obligations should be reduced because of the manner in which counsel for the Indemnified Party handled the Third Party Claim.

      Section 9.6. Threshold Funds. The Farequest Escrow Shares shall be the only source available to satisfy the indemnification claims of the RCG Indemnified Parties pursuant to this Article IX. Issuance by RCG of a number of shares of RCG Common Stock equal to the number of the Farequest Escrow Shares shall be the only source available to satisfy indemnification claims of the Farequest Indemnified Parties pursuant to Article IX.

      Section 9.7. Basket and Limitation. Notwithstanding anything to the contrary in the foregoing provisions of this Article 9, no party shall be required to indemnify another party until the aggregate of the Losses of the party seeking indemnification reaches $150,000, at which point (i) RCG shall be liable for all such Losses of the Farequest Indemnified Parties in excess of $150,000 up to a maximum liability of the Shares, and (ii) the Farequest stockholders shall be liable for all such Losses of the RCG Indemnified Parties in excess of $150,000 up to a maximum liability of the Escrow Shares, which shares shall be held in escrow. For purposes of this Section 9.7, "Escrow Shares" as to RCG and Farequest shall be such number of shares of RCG Common Stock as shall equal 10% of the number of shares of RCG Common Stock to be received by the Farequest stockholders at Closing. For purposes of this Article 9, the shares of RCG Common Stock shall be valued at the average of closing price of RCG's common stock for the ten (10) trading days prior to the distribution of the shares from the escrow or issuance by RCG with respect to the Loss. Notwithstanding the foregoing, the Stockholder's Representative shall be able to satisfy any Losses by a cash payment to RCG (and in such event an equivalent value of Escrow Shares shall be released from the Escrow under the Escrow Agreement), only in the event that (i) the fair market value of RCG's Common Stock is less than $2.00 per share at the time of payment of such Loss and (ii) the Stockholder's Representative agrees to indemnify and hold RCG harmless from any claims including those of Farequest stockholders as a result of the Stockholder's Representative ability to make such payments.

      Section 9.8. Other Indemnification Provisions. Except in the case of fraud or as provided in Article XI following the Effective Time, the right to indemnification set forth in this Article IX (subject to all limitations provided herein) shall be the sole and exclusive remedy of the parties and all parties entitled to indemnification under or by reason of this Agreement or any representation, warranty, covenant or agreement set forth in this Agreement or any other agreement contemplated hereby, other than the covenants contained in
Article II, Section 5.10, Section 12.15, and Section 12.16 hereof.

                                   ARTICLE X

                                     CLOSING

      Section 10.1. Time and Place. Subject to the provisions of Articles VI, VII, VIII, IX and XI, the closing of the Merger (the "CLOSING") shall take place at the offices of RCG, as soon as practicable, but in no event later than the second Business Day after the date on which each of the conditions set forth in Articles VI, VII and VIII (other than those conditions that by their nature are to be satisfied at the Closing but subject to such conditions) have been satisfied or waived, in writing, by the party or parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as RCG, SUB and Farequest may mutually agree. The date on which the Closing actually occurs is herein referred to as the "CLOSING DATE." The Closing shall be deemed to be effective concurrently with the Effective Time. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered, executed and filed simultaneously and simultaneously with the Effective Time, no proceeding shall be taken or documents deemed executed or delivered until all have been taken, delivered, executed and filed.

      Section 10.2. Filings at the Closing. Subject to the provisions of Articles VI, VII, VIII and XI hereof, Farequest, RCG and SUB shall cause to be executed and filed at the Closing the Certificate of Merger and shall cause the Certificate of Merger to be recorded in accordance with the applicable provisions of the DGCL and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                   ARTICLE XI

                           TERMINATION AND ABANDONMENT

      Section 11.1.  Termination.  This  Agreement may be terminated at any time
prior  to  the  Effective  Time,   whether  before  or  after  approval  by  the
stockholders of Farequest and RCG:

            (a) by mutual consent of RCG and Farequest;

            (b) by either RCG or Farequest, if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an Order (other than a temporary restraining order), decree or ruling or taken any other Action restraining, enjoining or otherwise prohibiting the Merger, and such Order, decree, ruling or other Action shall have become final and nonappealable;

            (c) by RCG or Farequest, if a meeting of RCG stockholders has been duly convened to approve the transactions contemplated by this Agreement and, if the requisite stockholder approval of the stockholders of RCG is not obtained at such meeting of stockholders duly called and held therefore;

            (d) by either RCG or Farequest if the Merger shall not have been consummated by March 31, 2005, provided that a party in material breach of this Agreement may not terminate this Agreement; or

            (e) at any time after January 1, 2005, by either RCG or Farequest if the conditions in Sections 8.7, 7.7, or 6.6 hereof have not been satisfied or waived in writing.

      Section 11.2. Termination by RCG. This Agreement may be terminated and the Merger may be abandoned, at any time prior to the Effective Time, before or after the approval of the stockholders of RCG, by RCG if (a) Farequest shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles I, II and V of this Agreement to be complied with by Farequest at or prior to such date of termination, (b) there exists a breach of any representation or warranty of Farequest contained in this Agreement such that the closing conditions set forth in Article VII could not be satisfied, provided, however, that with respect to either (a) or (b), if such failure or breach is capable of being cured prior to the Effective Time, such failure or breach shall not have been cured within ten (10) days of delivery to Farequest of written notice of such failure or breach, (c) the Board of Directors of Farequest shall have failed to recommend, or shall have withdrawn, modified or changed its recommendation of this Agreement or the Merger in a manner adverse to RCG or shall have recommended or issued a neutral recommendation with respect to any proposal in respect of a Transaction Proposal (as defined in Section 5.3 above) with a Person other than RCG or any Affiliate of RCG (or the Farequest Board of Directors resolves to do any of the foregoing), or (d) the Board of Directors of Farequest shall furnish or disclose nonpublic information or negotiate, explore or communicate in any way with a third party with respect to any Transaction Proposal, or shall have resolved to do any of the foregoing and publicly disclosed such resolution.

      Section 11.3. Termination by Farequest. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of RCG or Farequest, by Farequest, if
(a) RCG or SUB shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles I, II and V of this Agreement to be complied with by RCG or SUB at or prior to such date of termination, (b) there exists a material breach of any representation or warranty of RCG or SUB contained in this Agreement such that the closing conditions set forth in
Article VIII would not be satisfied, provided, however, that, with respect to either (a) or (b), if such failure or breach is capable of being cured prior to the Effective Time, such failure or breach shall not have been cured within ten
(10) days of delivery to RCG or SUB of written notice of such failure or breach.

      Section 11.4. Procedure for Termination. In the event of termination and abandonment of the Merger by RCG or Farequest pursuant to this Article XI, written notice thereof shall forthwith be given to the other.

      Section 11.5. Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Article XI, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in this Section 11.5 and in Sections 5.10 and 5.4(b) hereof.

                                  ARTICLE XII

                                  MISCELLANEOUS

      Section 12.1. Notices. All notices shall be in writing delivered as follows:

         If to RCG or SUB, to:

                  RCG Companies Incorporated
                  6836 Morrison Boulevard, Suite 200
                  Charlotte, NC 28211
                  Attention: Melinda Morris Zanoni

                  With a copy to:

                  Adorno & Yoss, P.A.
                  350 East Las Olas Boulevard, Suite 1700
                  Fort Lauderdale, FL 33301
                  Attention: Joel D. Mayersohn, Esq.

         If to Farequest, to:

                  Farequest Holdings, Inc.
                  c/o JC Nationwide, Inc.
                  1150 Hammond Drive, Suite A-1200
                  Atlanta, GA 30328
                  Attention: Marc Bercoon

                  With a copy to:

                  Katten Muchin Zavis Roseman
                  525 West Monroe Street
                  Suite 1900
                  Chicago, IL 60661
                  Attention: Saul E. Rudo, Esq. and Matthew S. Brown, Esq.

or to such other address as may have been designated in a prior notice pursuant to this Section. Notices shall be deemed to be effectively served and delivered
(a) when delivered personally; (b) when given by facsimile against confirmation (with a copy mailed by first-class U.S. mail); (c) one (1) Business Day following deposit with a recognized national air courier service; or (d) three
(3) Business Days after being deposited in the United States mail in a sealed envelope, postage prepaid, return receipt requested, to the appropriate party.

      Section 12.2. Binding Effect. Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any Person other than the parties hereto any rights or benefits hereunder.

      Section 12.3. Headings. The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

      Section 12.4. Exhibits and Schedules. The exhibits and schedules referred to in this Agreement will be deemed to be a part of this Agreement.

      Section 12.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document.

      Section 12.6. Governing Law. This Agreement will be governed by the laws of the State of Delaware without regard to conflict of laws principles thereof.

      Section 12.7. Waivers. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

      Section 12.8. Pronouns. The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

      Section 12.9. Time Periods. Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days unless otherwise provided; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next Business Day.

      Section 12.10. Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

      Section 12.11. Entire Agreement. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the parties concerning the subject matter hereof. All negotiations among the parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the parties other than those incorporated herein and to be delivered hereunder.

      Section 12.12. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

      Section 12.13. Investigation. The respective representations and warranties of RCG, SUB and Farequest contained herein or in any certificate or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

      Section 12.14. Appointment and Duties of Stockholders' Representative.

            (a) Farequest hereby irrevocably appoints William A. Goldstein to act as "STOCKHOLDERS' REPRESENTATIVE" on behalf of all of the stockholders of Farequest under this Agreement and all other agreements, certificates and documents contemplated by this Agreement. Farequest covenants that it has the authority to appoint such Stockholders' Representative on behalf of the Farequest stockholders. To give and receive notices and communications, to authorize delivery to RCG Indemnified Parties of the Escrowed Shares and satisfaction of claims by any RCG Indemnified Parties, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, initiate and defend actions and comply with Orders of the courts with respect to such claims, and to take all necessary and appropriate in the judgment of the Stockholders Representative for the accomplishment of the foregoing, subject to the terms and conditions of this Section 12.14. Farequest hereby irrevocably authorizes Stockholders' Representative to take such actions on behalf of the Farequest stockholders and to exercise such powers as are designated to Stockholders' Representative by the terms and provisions of this Agreement, together with such actions as are reasonably incidental thereto. William A. Goldstein has accepted such appointment as Stockholders' Representative.

            (b) RCG and Farequest shall be entitled to rely upon instructions from Stockholders' Representative, and shall be entitled to give any notice required to be given to the Stockholders of Farequest under this Agreement and all other agreements, certificates and documents contemplated by this Agreement solely to Stockholders' Representative. Neither RCG, SUB nor Farequest shall be liable for any acts or omissions of Stockholders' Representative in connection with the performance by Stockholders' Representative of his obligations under this Agreement. By approval of this Agreement, each stockholder of Farequest hereby irrevocably appoints Stockholders' Representative as his, her or its agent for purposes of the first sentence of Section 12.14(a), for purposes of acting on behalf of the Stockholders of Farequest, and for all other purposes contemplated by this Section 12.14

            (c) If Stockholders' Representative resigns from such position, the resulting vacancy shall be filled by Marc Bercoon and, in such case, if he resigns or declines to accept such appointment to the resulting vacancy, the position will immediately be filled by approval of the beneficial holders of a majority of the Farequest shares of common stock outstanding immediately before the Effective Time.

      No bond shall be required of Stockholders' Representative. Stockholders' Representative shall not be liable to the Stockholders for any act taken or omitted under this Agreement as Stockholders' Representative while acting in good faith and in accordance with this Agreement.

      Section 12.15. Nomination of Directors. For the next three (3) annual meetings after the Effective Time, RCG's board of directors shall nominate, and recommend for election by the stockholders, William A. Goldstein, as Chairman of the Board of Directors, and provided Mr. Goldstein shall continue to own at least ten percent (10%) of the outstanding Common Stock of RCG, RCG's Board of Directors shall also nominate and recommend for election by the stockholders, two (2) additional directors named by Mr. Goldstein who shall be "independent directors" and reasonably acceptable to the then existing board of directors. Mr. Goldstein agrees to vote Mr. Goldstein's shares of RCG Common Stock (i) during such three (3) year period, for Michael Pruitt as a member of the RCG board of directors, provided Mr. Pruitt holds 750,000 shares of RCG common stock at the time of the applicable vote, and (ii) for the remaining nominees nominated by the RCG board for a one-year term beginning with the Effective Time.

      Section 12.16. Broker Fee. Seller shall pay in cash one half of the fees referenced in Schedule 3.16 on or prior to Closing, and RCG shall at Closing issue 315,000 shares of RCG Common Stock to the Person as described on Schedule 3.16; provided for each $1.00 less than $315,000 paid by Farequest for such fees, RCG shall pay one less share.

                                  ARTICLE XIII

                                   DEFINITIONS

      Section 13.1. The following terms, when used in this Agreement, have the meaning as set forth below:

      "ACTION"  shall  mean  any  claim,  action,  suit,  inquiry,  judicial  or
administrative   proceeding,  or  arbitration  by  or  before  any  Governmental
Authority.

      "AFFILIATE" shall mean with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or voting interests, by contract or otherwise.

      "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Atlanta, Georgia are required or authorized to be closed.

      "CONSENTS" shall mean all authorizations, notices, waivers, approvals and consents required by any Governmental Authority or under any Contracts for a party to execute and deliver this Agreement and consummate the transactions contemplated hereby.

      "CONTRACTS"  shall  mean  all  contracts,   agreements,   leases,  license
agreements, obligations, promises or undertakings (whether written or oral and whether expressed or implied).

      "EXCHANGE RATIO" shall mean the fraction which has a numerator of 17,509,090 and the denominator which is the number of outstanding common shares of Farequest as of immediately prior to the Effective Time.

      "ERISA" shall mean the Employment Retirement Security Act of 1974, as amended.

      "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

      "GOVERNMENTAL AUTHORITY" shall mean any court, governmental, regulatory or administrative body, agency or authority, department, commission, agency, self-regulatory organization, instrumentality or arbitrator, whether federal, state, local or foreign.

      "KNOWLEDGE OR KNOWLEDGE OF FAREQUEST" or "KNOWLEDGE OR KNOWLEDGE OF FAREQUEST" shall mean the actual knowledge after reasonable inquiry of the officers of Farequest, Seller and Marc Bercoon.

      "KNOWLEDGE OR KNOWLEDGE OF RCG" or "KNOWLEDGE OR KNOWLEDGE OF RCG" shall mean the actual knowledge after reasonable inquiry of the executive officers of RCG.

      "LAWS" shall mean all federal, state, local and foreign laws, statutes, regulations or other requirements.

      "LIENS" shall mean liens, charges, pledges, security interests, claims, mortgages, options, encumbrances, rights of first refusal, conditions, covenants and other restrictions.

      "MARKET VALUE" shall mean the average closing price of the RCG Common Stock for the 10 trading days immediately preceding the applicable reference date of determination of Market Value.

      "MATERIAL ADVERSE EFFECT" shall mean a materially adverse effect on the business, results of operations, assets, liabilities or condition (financial or otherwise) of Farequest or RCG, as the case may be, and in each case including its respective Subsidiaries taken as a whole, other than any change, event or occurrence resulting from any change to the extent generally affecting the national or any local economy or the industries in which Farequest or RCG, as the case may be, and their Subsidiaries operate.

      "MATERIAL INTELLECTUAL PROPERTY" shall mean all Intellectual Property that is material to the conduct of RCG or Farequest, as the case may be, and their respective Subsidiaries' businesses, taken as a whole, as currently conducted, whether owned, licensed or used by RCG or Farequest, as the case may be, or their respective Subsidiaries.

      "OPTION PROPORTION" shall mean the fraction which has a numerator equal to the total number of shares of Farequest Common stock which are issuable upon the exercise of all options and warrants for the purchase of Farequest common stock which are outstanding immediately prior to the Effective Time, and a denominator which is the sum of (i) the number of outstanding common shares of Farequest as of immediately prior to the Effective Time, plus (ii) the total number of shares of Farequest common stock which are issuable upon the exercise of all options and warrants for the purchase of Farequest common stock which are outstanding immediately prior to the Effective Time.

      "ORDER" shall mean any order, judgment, writ, injunction or decree of any Governmental Authority.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation.

      "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association or entity of any kind whatsoever, including any Governmental Authority.

      "TAX" OR "TAXES" shall mean (w) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States or any state or local or other applicable jurisdiction; (x) any liability or obligations to a Governmental Authority as a result of any escheat or similar law, (y) any liability for the payment of any amounts described in clause (w) or (x) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability; and (z) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (w), (x) or (y).

      "TAX RETURN" shall mean all returns (whether federal, state, local or otherwise) and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065)) required to be supplied to a Tax authority relating to Taxes.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                              RCG COMPANIES INCORPORATED


                              By: /s/
                                 -----------------------------------------------

                                 -----------------------------------------------


                              WTI ACQUISITION, INC.


                              By: /s/
                                 -----------------------------------------------

                                 -----------------------------------------------


                              FAREQUEST HOLDINGS, INC.


                              By: /s/
                                 -----------------------------------------------

                                 -----------------------------------------------



                              --------------------------------------------------
                              William A. Goldstein